EXHIBIT 2.2


                             CONTRIBUTION AGREEMENT


                                      among


                                 ARCH COAL, INC.

                      ARCH WESTERN ACQUISITION CORPORATION

                           ATLANTIC RICHFIELD COMPANY

                               DELTA HOUSING INC.

                                       and

                           ARCH WESTERN RESOURCES LLC





                              Dated: MARCH 22, 1998

     * Portions of this document have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 24b-2 under the U.S. Securities Exchange Act of 1934, as amended. Such portions have been filed separately with the Commission and are identified in this document by the following legend: "[Confidential Treatment Requested]*."




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                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS.....................................................2

1.1     DEFINITIONS........................................................2

1.2     CROSS REFERENCES, INTERPRETATION..................................10


ARTICLE 2  CONTRIBUTIONS TO THE COMPANY...................................10

2.1     CONTRIBUTION OF CONTRIBUTED MEMBERSHIP INTERESTS..................10

2.2     CASH CONTRIBUTION.................................................11

2.3     MEMBERSHIP INTERESTS..............................................11

2.4     FURTHER ASSURANCES................................................11

2.5     TRANSFER TAXES....................................................11

2.6     ADJUSTMENT TO SPECIAL DISTRIBUTION................................12

2.7     LITTLE THUNDER LEASE..............................................13


ARTICLE 3  CLOSING........................................................14

3.1     ARCO PRE-CLOSING ACTIONS..........................................14

3.2     ARCH PRE-CLOSING ACTIONS..........................................14

3.3     CLOSING DATE......................................................15

3.4     CLOSING ACTIONS...................................................15

3.5     SIMULTANEOUS TRANSACTIONS.........................................17


ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ARCO AND DELTA HOUSING.......17

4.1     ORGANIZATION AND GOOD STANDING....................................17

4.2     AUTHORITY.........................................................17

4.3     NO VIOLATIONS.....................................................17

4.4     APPROVALS, CONSENTS AND OTHER ACTIONS.............................18

4.5     FORMATION AND GOOD STANDING OF TBCC AND SL........................18

4.6     TITLE TO THE MEMBERSHIP INTERESTS.................................18


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4.7     CAPITALIZATION....................................................18

4.8     REAL PROPERTY.....................................................18

4.9     BUILDINGS, STRUCTURES AND TANGIBLE PERSONAL PROPERTY..............19

4.10    MATERIAL CONTRACTS................................................19

4.11    INSURANCE POLICIES................................................19

4.12    TAXES.............................................................20

4.13    LICENSES, PERMITS, AUTHORIZATIONS.................................20

4.14    LITIGATION........................................................20

4.15    COMPLIANCE WITH LAWS..............................................20

4.16    LABOR MATTERS.....................................................21

4.17    EMPLOYEE BENEFIT PLANS............................................21

4.18    BANK ACCOUNTS.....................................................22

4.19    BROKER LIABILITY..................................................22

4.20    FINANCIAL STATEMENTS..............................................22

4.21    BLACK LUNG DISCLOSURE.............................................23

4.22    CONDUCT OF BUSINESS...............................................23

4.23    ASSETS............................................................23

4.24    CERCLA............................................................23

4.25    DISCLAIMER OF CERTAIN REPRESENTATIONS AND WARRANTIES..............23

4.26    NO OTHER COMMITMENT TO SELL LLC INTERESTS.........................24

4.27    ABSENCE OF UNDISCLOSED LIABILITIES................................24


ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF ARCH AND ACQUISITION CORP....24

5.1     ORGANIZATION AND GOOD STANDING....................................24

5.2     AUTHORITY.........................................................24

5.3     NO VIOLATIONS.....................................................24

5.4     APPROVALS, CONSENTS AND OTHER ACTIONS.............................24


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5.5     FINANCIAL CAPABILITY..............................................25

5.6     ARCH'S AND ACQUISITION CORP.'S INQUIRY............................25

5.7     ORGANIZATION, QUALIFICATION AND GOOD STANDING OF AOW..............25

5.8     TITLE TO THE MEMBERSHIP INTERESTS.................................25

5.9     CAPITALIZATION....................................................25

5.10    REAL PROPERTY.....................................................25

5.11    BUILDINGS, STRUCTURES AND TANGIBLE PERSONAL PROPERTY..............26

5.12    MATERIAL CONTRACTS................................................26

5.13    INSURANCE POLICIES................................................26

5.14    TAXES.............................................................26

5.15    LICENSES, PERMITS, AUTHORIZATIONS.................................26

5.16    LITIGATION........................................................27

5.17    COMPLIANCE WITH LAWS..............................................27

5.18    LABOR MATTERS.....................................................27

5.19    EMPLOYEE BENEFIT PLANS............................................27

5.20    BANK ACCOUNTS.....................................................28

5.21    FINANCIAL STATEMENTS..............................................28

5.22    BROKER LIABILITY..................................................28

5.23    ASSETS............................................................28

5.24    QUALIFICATION, COMPLIANCE WITH ACREAGE LIMITATIONS................28

5.25    CERCLA............................................................28

5.26    DISCLAIMER OF CERTAIN REPRESENTATIONS AND WARRANTIES..............28

5.27    BLACK LUNG DISCLOSURE.............................................28

5.28    ABSENCE OF UNDISCLOSED LIABILITIES................................29

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................29

6.1     DUE ORGANIZATION; GOOD STANDING AND POWER.........................29

6.2     AUTHORIZATION AND VALIDITY OF AGREEMENT...........................29

6.3     NO CONSENTS REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH THE
        COMPANY IS A PARTY................................................29

6.4     ACCREDITED INVESTOR...............................................29

6.5     INVESTMENT INTENT.................................................30


ARTICLE 7  COVENANTS AND AGREEMENTS OF THE PARTIES........................30

7.1     ACCESS TO INFORMATION.............................................30

7.2     CONDUCT OF THE BUSINESS PENDING THE CLOSING.......................31

7.3     NOTIFICATION......................................................32

7.4     ANTITRUST NOTIFICATION............................................32

7.5     FEES AND EXPENSES.................................................32

7.6     PUBLICITY.........................................................32

7.7     POST-CLOSING ASSISTANCE...........................................32

7.8     GUARANTEES........................................................33

7.9     NAME CHANGES......................................................33

7.10    SURETY BONDS......................................................33

7.11    BLACK LUNG LIABILITY..............................................34

7.12    LITIGATION SUPPORT................................................34

7.13    INSURANCE.........................................................34

7.14    ARCH'S AND ACQUISITION CORP.'S ENVIRONMENTAL RESPONSIBILITIES.....34

7.15    ARCO'S AND DELTA HOUSING'S ENVIRONMENTAL RESPONSIBILITIES.........35

7.16    OTHER LIABILITIES.................................................35

7.17    DISCLOSURE SCHEDULES..............................................35

7.18    COMMERCIALLY REASONABLE EFFORTS...................................35

ARTICLE 8  EMPLOYEES AND EMPLOYEE BENEFITS................................36

8.1     RETENTION OF EMPLOYEES AND CONTINUATION OF BENEFITS...............36

8.2     RETENTION OF RETIREMENT PLANS FOR ARCO PARTIES....................36

8.3     ARCO'S PENSION PLAN...............................................36

8.4     THRIFT PLAN.......................................................37

8.5     OTHER EMPLOYEE BENEFITS...........................................37

8.6     FLEXIBLE SPENDING ACCOUNTS........................................37

8.7     COOPERATION.......................................................38

8.8     BLACK LUNG MATTERS................................................38

8.9     TRANSFEREE TERMINATION BY ARCH....................................38


ARTICLE 9  TAXES..........................................................39

9.1     ARCO TAX MATTERS..................................................39

9.2     ARCH TAX MATTERS..................................................40


ARTICLE 10  INDEMNIFICATION...............................................41

10.1    ARCH'S AND ACQUISITION CORP.'S INDEMNIFICATION....................41

10.2    ARCO'S AND DELTA HOUSING'S INDEMNIFICATION........................41

10.3    MONETARY LIMITATION...............................................43

10.4    NATURE AND SURVIVAL; TIME LIMITS..................................43

10.5    LIMITATION ON REMEDIES; MITIGATION................................43

10.6    GENERAL PROVISIONS................................................44

10.7    TAX TREATMENT.....................................................45

10.8    COOPERATION AND COMMUNICATION.....................................45

10.9    EFFECTING THE INDEMNITY...........................................46


ARTICLE 11  CONDITIONS TO CLOSING.........................................46

11.1    CONDITIONS PRECEDENT TO OBLIGATIONS OF ARCH AND ACQUISITION CORP..46

11.2    CONDITIONS PRECEDENT TO OBLIGATIONS OF ARCO AND DELTA HOUSING.....47

ARTICLE 12  TERMINATION OF AGREEMENT......................................48

12.1    TERMINATION BEFORE CLOSING........................................48

12.2    EFFECT OF TERMINATION.............................................49


ARTICLE 13  MISCELLANEOUS.................................................49

13.1    ENTIRE AGREEMENT..................................................49

13.2    CONSTRUCTION......................................................49

13.3    GOVERNING LAW.....................................................49

13.4    NOTICES...........................................................49

13.5    WAIVER............................................................50

13.6    BINDING EFFECT; ASSIGNMENT........................................50

13.7    AMENDMENT.........................................................50

13.8    COUNTERPARTS......................................................50

13.9    NO THIRD PARTY BENEFICIARIES......................................50

13.10   JURISDICTION; SERVICE OF PROCESS..................................50

13.11   DISCLAIMER FOR COMMUNICATIONS.....................................52




                   LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT

SCHEDULES

ARCO DISCLOSURE SCHEDULE
ARCH DISCLOSURE SCHEDULE

EXHIBITS

EXHIBIT 1.1        INDIVIDUALS WITH KNOWLEDGE
EXHIBIT 2.6        PRELIMINARY INTERIM DATE BALANCE SHEET
EXHIBIT 3.4(c)(1)  COMPANY AGREEMENT
EXHIBIT 3.4(c)(2)  TAX SHARING AGREEMENT
EXHIBIT 8.9(b)     TERMINATION PLANS AND PROVISIONS
EXHIBIT 13.10(b)   AGENT FOR SERVICE

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "AGREEMENT"), dated as of March 22, 1998 (the "EFFECTIVE DATE") among Arch Coal, Inc., a Delaware corporation ("ARCH"), Arch Western Acquisition Corporation, a Delaware corporation
("ACQUISITION CORP."), Atlantic Richfield Company, a Delaware corporation ("ARCO"), Delta Housing Inc., a Delaware corporation ("DELTA HOUSING"), and Arch Western Resources LLC, a Delaware limited liability company (the "Company").

         WHEREAS, ARCO currently owns all of the outstanding capital stock of ARCO Uinta, and ARCO Uinta will own all of the outstanding membership interests in AUS; and

         WHEREAS, ARCO Uinta will sell all of its membership interests in MCC LLC, CFC and AUS to Acquisition Corp. for the consideration and upon the terms and conditions set forth in the Purchase Agreement; and

         WHEREAS, ARCO will transfer its interest in TBCC to the Company in exchange for a membership interest in the Company; and

         WHEREAS, ARCO will contribute its membership interest in the Company to Delta Housing; and

         WHEREAS, Delta Housing will transfer to the Company its membership interest in SL; and

         WHEREAS, Acquisition Corp. will transfer its membership interests in AOW, AUS, MCC LLC and CFC to the Company in exchange for membership interests in the Company; and

         WHEREAS, the Company desires to accept the assignment, conveyance and transfer of the membership interests in TBCC, SL, AOW, AUS, MCC LLC and CFC upon the terms and conditions hereinafter set forth; and

         WHEREAS, Acquisition Corp. and Delta Housing desire to enter into the Company Agreement to govern the conduct and operation of the Company and its business after the Closing;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

         "ACC" shall mean the United States assets of ARCO Coal Company, a division of ARCO.

         "ACQUISITION CORP." shall have the meaning set forth in the Preamble.

         "ACT" shall mean ARCO Coal Terminal, a Delaware corporation.

         "ADJUSTMENT" shall have the meaning set forth in Section 2.6(b).

         "AFFILIATE" of any specified Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person, and the term "affiliated with" shall have a correlative meaning. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.  As used with  respect  to any Arch Party  (except  for  purposes  of
Section 10.2), "Affiliate" shall not include Ashland Inc., a Kentucky corporation, or any of its subsidiaries other than Arch. As used with respect to any ARCO Party, "Affiliate" shall not include ARCO Chemical Company, a Delaware corporation, or Vastar Resources, Inc., a Delaware corporation.

         "AGENT" shall have the meaning set forth in Section 13.10(b).

         "AGREED RATE" shall mean six percent per annum.

         "AGREEMENT" shall have the meaning set forth in the Preamble.

         "ANTITRUST DIVISION" shall have the meaning set forth in Section 7.4.

         "AOW" means Arch of Wyoming LLC, a Delaware limited liability company.

         "AOW CLOSING  DATE  BALANCE  SHEET" shall have the meaning set forth in
Section 5.21.

         "ARCH" shall have the meaning set forth in the Preamble.

         "ARCH DISCLOSURE SCHEDULE" shall mean the document attached hereto titled as such.

         "ARCH INDEMNITEES" shall mean Arch and the Arch Parties.

         "ARCH OF WYOMING" shall mean Arch of Wyoming, Inc., a Delaware corporation.

         "ARCH PARTIES" shall mean Acquisition Corp., AOW, MCC LLC, AUS and CFC.

         "ARCH  PRE-CLOSING  TAX  PERIOD"  shall have the  meaning  set forth in
Section 9.2(a).

         "ARCH'S  RETIREMENT  PLAN"  shall have the meaning set forth in Section
8.3.

         "ARCH'S SAVINGS PLAN" shall have the meaning set forth in Section 8.4.

         "ARK"  shall  mean  Ark  Land  Company,  a  Delaware   corporation  and
wholly-owned subsidiary of Arch.

         "ARCO" shall have the meaning set forth in the Preamble.

         "ARCO ACCUMULATION AND SAVINGS PLANS" shall have the meaning set forth in Section 8.4.

         "ARCO DISCLOSURE SCHEDULE" shall mean the document attached hereto and titled as such.

         "ARCO INDEMNITEES" shall mean ARCO and the ARCO Parties.

         "ARCO PARTIES" shall mean SL and TBCC.

         "ARCO RETIREMENT PLAN" shall have the meaning set forth in Section 8.3.

         "ARCO   UINTA"  shall  mean  ARCO  Uinta  Coal   Company,   a  Delaware
corporation.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 10.8(e).

         "AUS" means a Delaware limited liability company to be formed by ARCO Uinta.

         "AUDITED  FINANCIAL  STATEMENTS"  shall have the  meaning  set forth in
Section 2.6(a).

         "AUTHORITY" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal (or any commonwealth, territory or possession thereof), state, local or foreign, or any agency, department or instrumentality thereof, or any court or arbitrator (public or private).

         "BANKRUPTCY" shall mean (i) the commencement of any voluntary or involuntary bankruptcy case by or against a Person as debtor under Title 11 of the United States Code or any successor or equivalent statute, (ii) the insolvency or the inability of a Person to satisfy its obligations as they become due or (iii) the general assignment by any Person for the benefit of creditors under state Law.

         "BLACK LUNG DISCOUNT RATE" shall mean seven percent (7%) per annum.

         "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986).

         "CFC" shall mean Canyon Fuel Company, LLC, a Delaware limited liability company owned 65% by ARCO Uinta.

         "CFC AGREEMENT" shall mean the Second Amended and Restated Limited Liability Company Agreement of Canyon Fuel Company LLC, dated as of January 1, 1997, as in effect on the Closing Date.

         "CH20" shall mean CH-Twenty, Inc., a Delaware corporation.

         "CARBON BASIN RESERVES" shall have the meaning set forth in Section 3.2(c).

         "CASH CONTRIBUTION" shall have the meaning set forth in Section 2.2.

         "CATEGORY 4 (10-YEAR) EQUIPMENT" shall have the meaning set forth in the Little Thunder Lease.

         "CLOSING" shall have the meaning set forth in Section 3.3.

         "CLOSING DATE" shall have the meaning set forth in Section 3.3.

         "CLOSING DATE BALANCE SHEET" shall mean the unaudited, pro forma, combined, consolidated balance sheet of TBCC (including the LTL Property and the state coal leases to be owned by SL) as of the close of business on the Closing Date, which shall be derived from the combined, consolidated unaudited balance sheet of ACC as of the same date, prepared as though the Proposed Transactions had not been consummated. The Closing Date Balance Sheet shall be prepared on a basis consistent with the Interim Date Balance Sheet.

         "CLOSING  DATE  MEMBERS'  EQUITY"  shall have the  meaning set forth in
Section 2.6(b).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMBINED LOSSES" shall have the meaning set forth in Section 10.3(a).

         "COMPANIES" shall mean CFC, AUS, TBCC, SL and MCC LLC.

         "COMPANY" shall have the meaning set forth in the Preamble.

         "COMPANY AGREEMENT" shall mean that certain Limited Liability Company Agreement of Arch Western Resources LLC, to be dated as of the Closing Date between Acquisition Corp. and Delta Housing substantially in the form attached hereto as Exhibit 3.4(c)(1).

         "COMPANY DEBT" shall have the meaning set forth in Section 3.4(e).

         "CONDITIONAL AGREEMENT" shall have the meaning set forth in Section 10.8(e).

         "CONTRIBUTED  ARCH  INTERESTS"  shall  have the  meaning  set  forth in
Section 2.1(a).

         "CONTRIBUTED  ARCO  INTERESTS"  shall  have the  meaning  set  forth in
Section 2.1(c).

         "CONTRIBUTED LLCS" shall mean TBCC, SL, AUS, MCC LLC, CFC and AOW as the context may require.

         "CONTRIBUTED MEMBERSHIP INTERESTS" shall mean the Contributed Arch Interests and the Contributed ARCO Interests.

         "CONTRIBUTING MEMBERS" shall mean ARCO, Delta Housing and Acquisition Corp., each of which may be referred to individually as a "Contributing Member," as the context may require.

         "DELTA HOUSING" shall have the meaning set forth in the Preamble.

         "DESIGNATED ARCO REPRESENTATIVE" shall mean an employee of Delta Housing or an Affiliate designated by Delta Housing from time to time. The initial Designated ARCO Representative will be designated at Closing. Delta Housing may change such designation by giving Acquisition Corp. notice.

         "DISAGREEMENT  NOTICE"  shall  have the  meaning  set forth in  Section
2.6(c).

         "DISCLOSURE SCHEDULE" shall mean the ARCO Disclosure Schedule or the Arch Disclosure Schedule, as the context requires.

         "EFFECTIVE DATE" shall have the meaning set forth in the Preamble.

         "EMPLOYEES" shall have the meaning set forth in Section 4.17(a).

         "ENVIRONMENTAL LAWS" shall mean Laws aimed at abatement of pollution; protection of the environment; ensuring public safety from environmental hazards; management, storage or control of Hazardous Materials; releases or threatened releases of Hazardous Materials into the environment, including, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transportation of Hazardous Materials, including CERCLA, Clean Air Act, Clean Water Act, Solid Wastes Disposal Act (as amended by the Resource Conservation and Recovery Act), Toxic

Substances Control Act, Emergency Planning and Community Right to Know Act, Surface Mining Control and Reclamation Act, Mine Safety and Health Act, Safe Drinking Water Act and any regulations issued under each of such statutes, and any state or local counterparts, and any other Laws to the extent relating to reclamation of lands affected by mining.

         "ENVIRONMENTAL LIABILITIES" shall mean any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements or expenses (including attorneys' fees and costs, experts' fees and costs and consultants' fees and costs) of any kind or nature (including those absolute, accrued or contingent, unknown or otherwise and including, further, liability for study, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs or business losses) arising out of, based on, resulting from or alleging (i) the presence, release, threatened release, discharge or emission into the environment of any Hazardous Materials existing or arising on, beneath or above any property, including claims with respect to other properties based upon claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Materials from the property to such other properties, whether or not immediately adjacent to the property, (ii) the violation of any Environmental Laws involving any property, including claims with respect to other properties based upon claims relating to migration or emanation (or threatened migration or emanation) of Hazardous Materials from the property to such other properties, whether or not immediately adjacent to the property, and
(iii) natural resources damages, penalties or fines, or property damages or personal injuries claimed by private (non-governmental) parties.

         "ERISA" shall have the meaning set forth in Section 4.17(a).

         "FINAL JUDGMENT" shall mean a judgment by a court of competent jurisdiction or a binding award in arbitration from which no further appeal or review may be taken, a settlement or a confession of judgment.

         "FTC" shall have the meaning set forth in Section 7.4.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States, from time to time.

         "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls and asbestos or asbestos-containing materials.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED  PARTY"  shall  have the  meaning  set  forth  in  Section
10.6(a).


         "INDEMNIFYING  PARTY"  shall  have the  meaning  set  forth in  Section
10.6(a).


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

         "INDEPENDENT ACCOUNTANTS" shall have the meaning set forth in Section 2.6(d).

         "INTERIM DATE" shall mean December 31, 1997.

         "INTERIM DATE BALANCE SHEET" shall mean the unaudited, pro forma, combined, consolidated balance sheet for TBCC (including the LTL Property and the state coal leases to be owned by SL) which shall be derived from and consistent with the combined, consolidated audited balance sheet of ACC as of the close of business on the Interim Date. The Interim Date Balance Sheet shall be prepared on a basis consistent with the Preliminary Interim Date Balance Sheet and, except for changes with respect to corporate adjustments and income tax calculations and the effect thereof on total member's equity in TBCC, will be substantially identical to the Preliminary Interim Date Balance Sheet.

         "INTERIM  DATE  MEMBERS'  EQUITY"  shall have the  meaning set forth in
Section 2.6(b).

         "KNOWLEDGE"   shall  mean  the  actual  knowledge  of  the  individuals
identified on Exhibit 1.1, without any duty of inquiry.

         "LAWS" shall mean all existing Federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, leases, orders, directives, judgments, decrees and other governmental restrictions of any kind or nature, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

         "LAXT" shall mean L. A. Export Terminal, a Delaware corporation.

         "LITTLE THUNDER LEASE" shall mean that certain Master Lease dated August 8, 1997 between LTLC and TBCC, as amended by Amendment to Master Lease dated January 27, 1998.

         "LOSSES" shall have the meaning set forth in Section 10.3(a).

         "LTLC"  shall  mean  Little  Thunder   Leasing   Company,   a  Delaware
corporation.

         "LTL PROPERTY" shall mean all of the property and equipment subject to the Little Thunder Lease, except for the Category 4 (10-Year) Equipment.

         "MATERIAL ADVERSE EFFECT" (i) as used in Sections 3.4(m), 7.17, 11.1(a) and 12.1(b), shall mean a breach or breaches of the representations and warranties of ARCO and/or Delta Housing under this Agreement and ARCO and/or ARCO Uinta under the Purchase Agreement that in the aggregate, if the Proposed Transactions were consummated, would give rise to indemnification obligations owed to Arch Indemnitees by ARCO and/or Delta Housing under this Agreement and ARCO and/or ARCO Uinta under the Purchase Agreement (without regard to any applicable limits of Section 10.3 of this Agreement or Section 9.3 of the Purchase Agreement), together totaling more than One Hundred and Ten Million Dollars, and (ii) as used in Section 11.1(g), shall mean (without duplication) the sum of (a) aggregate reductions in the actual value of the business of the ARCO Parties, on a combined, consolidated basis and taken as a whole, resulting from any events or occurrences referred to in Section 11.1(g), and (b) a breach or breaches of the representations and warranties of ARCO and/or Delta Housing under this Agreement and ARCO and/or ARCO Uinta under the Purchase Agreement that in the aggregate, if the Proposed Transactions were consummated, would give rise to indemnification obligations owed to Arch Indemnitees by ARCO and/or Delta Housing under this Agreement and ARCO and ARCO Uinta under the Purchase Agreement (without regard to any applicable limits in Section 10.3 of this Agreement or Section 9.3 of the Purchase Agreement), together totaling more than One Hundred and Ten Million Dollars.

         "MCC" shall mean Mountain Coal Company, a Delaware corporation.

         "MCC LLC" shall mean Mountain Coal Company L.L.C., a Delaware limited liability company.

         "OTHER  LIABILITIES"  shall  have the  meaning  set  forth  in  Section
7.16(b).

         "OTHER LOSSES" shall have the meaning set forth in Section 10.3(a).

         "OTHER PROPERTIES" shall have the meaning set forth in Section 7.15.

         "PBGC" shall have the meaning set forth in Section 4.17(e).

         "PARTICIPANTS" shall have the meaning set forth in Section 8.5.

         "PERFORMANCE BONDS" shall have the meaning set forth in Section 7.10.

         "PERSON" shall mean and include, any individual, partnership, joint venture, corporation, limited liability company, trust, joint-stock company, unincorporated entity or association, organization or other legal entity.

         "PLANS" shall have the meaning set forth in Section 4.17(a).

         "POST CLOSING SURETY BOND" shall have the meaning set forth in Section 7.10.

         "PRE-CLOSING TAX PERIOD" shall have the meaning set forth in Section 9.1(a).

         "PRELIMINARY INTERIM DATE BALANCE SHEET" shall mean the document attached as Exhibit 2.6.

         "PRESENT VALUE BENEFIT" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for income taxes at all relevant times at the maximum marginal rates) of any income tax benefit.

         "PROPERTIES" shall have the meaning set forth in Section 7.14.

         "PROPOSED  TRANSACTIONS"  shall have the  meaning  set forth in Section
3.3.

         "PURCHASE AGREEMENT" shall mean the Purchase and Sale Agreement by and among ARCO, ARCO Uinta, Arch and Acquisition Corp. dated as of the date of this Agreement.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.2 of the Purchase Agreement.

         "REPORT" shall have the meaning set forth in Section 2.6(d).

         "SL" shall mean State Leases LLC, a Delaware limited liability company.

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

         "SPECIAL DISTRIBUTION" shall have the meaning set forth in Section 3.4(f).

         "STATE COAL LEASES" shall mean the ARCO state coal leases identified on the ARCO Disclosure Schedule.

         "STATEMENT" shall have the meaning set forth in Section 2.6(b).

         "SUBSTITUTE SURETY BOND" shall have the meaning set forth in Section 7.10.

         "SURETY BOND" shall have the meaning set forth in Section 7.10.

         "TBCC" shall mean Thunder Basin Coal Company L.L.C., a Delaware limited liability company.

         "TAX" or "TAXES" shall mean any tax or taxes, similar charge, fee, impost, levy or other assessment (including income taxes, severance taxes, excise taxes, sales taxes, franchise taxes, real estate taxes, Transfer Taxes, transfer gain taxes, value added taxes, use taxes, ad valorem taxes, withholding taxes, payroll taxes, or minimum taxes), together with any related liabilities, penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government, agency or taxing authority, or any subdivision thereof.

         "TAX RETURN" or "TAX RETURNS" shall mean all returns, reports, estimates and information statements relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of the United States or any state, county, local or foreign government subdivision, agency or taxing authority.

         "TAX SHARING AGREEMENT" shall mean the Tax Sharing Agreement by and among Arch, Acquisition Corp., Delta Housing and the Company, to be dated as of the Closing Date substantially in the form attached hereto as Exhibit 3.4(c)(2).

         "THUNDER CLOUD FEDERAL LEASE TRACT" shall mean that proposed federal coal lease of the tract of land located in the State of Wyoming known as the "Thunder Cloud Tract."

         "TRANSFER TAXES" shall have the meaning set forth in Section 2.5.

         "TRANSFEREES" shall have the meaning set forth in Section 8.1(a).

         [Confidential Treatment Requested]*

         [Confidential Treatment Requested]*

         "UNAUDITED  FINANCIAL  STATEMENTS"  shall have the meaning set forth in
Section 4.20.

         "VEBA" shall have the meaning set forth in Section 4.17(a).

         1.2 CROSS REFERENCES, INTERPRETATION. References to "Articles" refer to Articles of this Agreement. References to "Sections" refer to Sections and subsections of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the word "including" is used in this Agreement it shall be read to mean "including without limitation." The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                    ARTICLE 2
                          CONTRIBUTIONS TO THE COMPANY

         2.1   CONTRIBUTION OF CONTRIBUTED MEMBERSHIP INTERESTS.

         (a) On the terms and subject to the conditions set forth in this Agreement, Acquisition Corp. shall cause its membership interests in AUS, CFC, MCC LLC and AOW (collectively, the "CONTRIBUTED ARCH INTERESTS") to be contributed, conveyed, transferred, assigned and delivered to the Company, and the Company shall accept and acquire the Contributed Arch Interests in exchange for 991/2% common membership interest of Acquisition Corp. in the Company.

         (b) The contribution, conveyance, transfer and assignment of the Contributed Arch Interests contemplated hereby shall be made by the delivery by Acquisition Corp. of a duly executed assignment transferring the Contributed Arch Interests to the Company.

         (c) On the terms and subject to the conditions set forth in this Agreement, (i) ARCO shall cause its interest in TBCC, and (ii) Delta Housing shall cause its interest in SL (collectively the "CONTRIBUTED ARCO INTERESTS") to be contributed, conveyed, transferred, assigned and delivered to the Company, and the Company shall accept and acquire, the Contributed ARCO Interests in exchange for 1/2% common and 1/2% preferred membership interests in the Company.

         (d) The contribution, conveyance, transfer and assignment of the Contributed ARCO Interests contemplated hereby shall be made by the delivery by ARCO, with respect to TBCC, of a duly executed assignment transferring the TBCC membership interest, and by the delivery by Delta Housing, with respect to SL, of a duly executed assignment transferring the SL membership interest, in each case to the Company. The assignment of ARCO's membership interest in the Company to Delta Housing contemplated hereby shall be made by the delivery by ARCO of a duly executed assignment transferring the membership interest in the Company to Delta Housing.

         2.2   CASH   CONTRIBUTION.   Acquisition  Corp. shall  also  contribute
$25,000,000 in cash to the Company (the "CASH CONTRIBUTION").

         2.3   MEMBERSHIP   INTERESTS.   In  consideration   of  the  respective
contributions by the Contributing Members of the Contributed Membership Interests and the Cash Contribution to the Company as described in Sections 2.1 and 2.2, and in reliance upon the respective representations, warranties and covenants made herein by each of the Contributing Members, the Company agrees to grant to the Contributing Members all right, title and interest of a member in the Company pursuant and subject to the terms of this Agreement and the Company Agreement. The initial membership interest of each of the Contributing Members in the Company after giving effect to all the transactions contemplated hereunder and under the Purchase Agreement shall be as set forth in the Company Agreement.

         2.4   FURTHER ASSURANCES.

         (a) On and from time to time after the Closing Date, the Contributing Members and their respective Affiliates will execute and deliver, or cause to be executed and delivered, such other instruments of conveyance, assignment, transfer and delivery as the Company may reasonably request in order to fulfill and implement the terms of this Agreement, to vest in the Company the membership interests in the Contributed LLCs, or to otherwise enable the Company to realize the benefits intended to be afforded hereby.

         (b) On and from time to time after the Closing Date, the Company will execute and deliver, or cause the Contributed LLCs to execute and deliver, such other instruments of assumption, conveyance, assignment, transfer, power of attorney or assurance as the Contributing Members may reasonably request in order to enable the Contributing Members to realize the benefits intended to be afforded hereby.

         2.5 TRANSFER TAXES. The Company shall be solely liable for and shall pay all applicable sales, transfer, use, stamp, conveyance, value-added, real property transfer, recording, stock transfer and other similar taxes, if any, together with all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the Contributed Membership Interests to the Company (the "TRANSFER TAXES"). The Company shall indemnify and hold harmless ARCO, Delta Housing or their Affiliates with respect to all Transfer Taxes.

         2.6   ADJUSTMENT TO SPECIAL DISTRIBUTION.

         (a) ARCO shall deliver to Acquisition Corp. as soon as available, but in no event later than 30 days after the Effective Date, the consolidated balance sheet of ACC at December 31, 1997, and 1996, and its consolidated statements of income, of equity investment and of cash flows for each of the three years in the period ended December 31, 1997, together with the related notes thereto and the respective audit opinion thereon of the independent auditors of ACC (the "AUDITED FINANCIAL STATEMENTS"). Within 30 days after the Effective Date, ARCO shall prepare and deliver to Acquisition Corp. a copy of the Interim Date Balance Sheet. Within 90 days after the Closing Date, ARCO shall prepare and deliver to the Company the Closing Date Balance Sheet.

         (b) The Special Distribution shall be adjusted (the "ADJUSTMENT") upwards or downwards on a dollar-for-dollar basis for the amount by which total members' equity as reflected on the Closing Date Balance Sheet (the "CLOSING DATE MEMBERS' EQUITY") exceeds or is less than total members' equity as reflected on the Interim Date Balance Sheet (the "INTERIM DATE MEMBERS' EQUITY"). For purposes of the preceding sentence, the change in total members' equity will include the net change in intercompany accounts. During the period from the Interim Date through the Closing Date, intercompany accounts will, in part, (i) increase by contributions of cash for operating costs and capital by ARCO, Delta Housing or any of their Affiliates, and (ii) decrease by cash distributions to ARCO, Delta Housing or any of their Affiliates. In determining the Adjustment, any change in deferred tax asset or deferred tax liability from that reflected on the Interim Date Balance Sheet and the corresponding effect on the Closing Date Members' Equity, except for provisions made in the ordinary course related to income earned since the Interim Date, shall be ignored. If the Closing Date Members' Equity exceeds the Interim Date Members' Equity, the adjustment to the Special Distribution shall be effected by a payment from Acquisition Corp. to Delta Housing of an amount equal to such excess as set forth below. If the Interim Date Members' Equity exceeds the Closing Date Members' Equity, the adjustment to the Special Distribution shall be effected by a payment from Delta Housing to Acquisition Corp. of an amount equal to such excess as set forth below. ARCO shall prepare and deliver to Acquisition Corp., simultaneously with the delivery of the Closing Date Balance Sheet, a statement (the "STATEMENT") setting forth in reasonable detail ARCO's calculation of Closing Date Members' Equity. A payment under this Section 2.6 shall for tax purposes be treated as a contribution to the Company by the member making the payment and a distribution from the Company to the member receiving it unless otherwise required by law. Any payment received by either member is agreed to be a reimbursement of capital expenditures under Section 1.707-4(d) of the Treasury Regulations. No payment or receipt under this Section 2.6 shall have a net effect on the capital accounts or percentage interests of the members in the Company.

         (c) If Acquisition Corp. disagrees with the Closing Date Balance Sheet or the Statement, it shall, within 30 days after the receipt of the Closing Date Balance Sheet and the Statement, deliver a notice to ARCO (the "DISAGREEMENT NOTICE"), setting forth its calculation of the Adjustment and specifying, in reasonable detail, those items or amounts in the Closing Date Balance Sheet and/or the Statement as to which Acquisition Corp. disagrees and the reasons for such disagreement. Acquisition Corp. shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Statement other than those specified in a timely Disagreement Notice. If Acquisition Corp. does not deliver a Disagreement Notice to ARCO within such 30-day period, Acquisition Corp. shall be deemed to have accepted the Closing Date Balance Sheet and the Statement, whereupon the Closing Date Balance Sheet and the Statement shall become final and binding.

         (d) If a Disagreement Notice is timely delivered to ARCO pursuant to this Section 2.6, the parties shall use their good faith efforts to reach agreement on the disputed items or amounts in order to determine the Adjustment, which in no event shall be more favorable to ARCO than reflected in the Statement nor more favorable to Acquisition Corp. than shown in the calculations delivered by Acquisition Corp. pursuant to the Disagreement Notice. If the parties do not resolve all disputed items or amounts within ten business days after delivery of the Disagreement Notice, this Agreement and the disputed items and amounts will be submitted to an independent nationally recognized accounting firm without any current material financial relationship to either Acquisition Corp. or ARCO, or their respective Affiliates (the "INDEPENDENT ACCOUNTANTS"), as mutually selected by ARCO and Acquisition Corp., or if ARCO and Acquisition Corp. cannot agree, as recommended by the independent accountants regularly employed to audit ARCO's and Acquisition Corp.'s financial statements, for determination of the appropriate Adjustment pursuant to this Section 2.6. The written report of the Independent Accountants (the "REPORT") shall be delivered to ARCO and Acquisition Corp. promptly, but in no event later than 30 days after such disputed items are submitted to the Independent Accountants, and shall be final, conclusive and binding upon the parties. The procedures for resolution of disputes concerning the Closing Date Balance Sheet and the Statement set forth in Sections 2.6(c) and 2.6(d) shall be final and exclusive of any other litigation, proceeding, contest, appeal or arbitration in relation thereto, so that no party shall be entitled to subject any claim, controversy or dispute with respect to the foregoing to arbitration or to any court or tribunal. The fees and expenses of the Independent Accountants shall be borne equally by ARCO and Acquisition Corp.

         (e) Within five business days after the final determination of the Adjustment, Acquisition Corp. shall pay ARCO or ARCO shall pay Acquisition Corp., as the case may be, a sum of money equal to the Adjustment, plus interest at the Agreed Rate from the Closing Date to the date the payment is made. Any amount payable pursuant to this Section 2.6(e) will be made in immediately available funds to an account or accounts designated by the party receiving such payment.

         (f) From the Closing Date until the final determination of the Adjustment, ARCO or Delta Housing, including their officers, employees, agents and representatives, and the Independent Accountants, shall have access to the ARCO Parties and their respective books, records and employees who are responsible for financial matters in order to assist in preparing the Closing Date Balance Sheet and the Statement and in determining the Adjustment. Acquisition Corp. shall provide and shall cause the ARCO Parties to provide any assistance requested by Delta Housing in connection with the foregoing.

         2.7 LITTLE THUNDER LEASE. Arch, Acquisition Corp. and the Company agree not to take any action, or cause TBCC to take any action, to terminate the Little Thunder Lease with respect to any Category (as defined in the Little Thunder Lease) of LTL Property prior to one year following the Closing.

                                    ARTICLE 3
                                     CLOSING

         3.1 ARCO PRE-CLOSING ACTIONS. Prior to the Closing, pursuant to instruments and documents reasonably satisfactory to Arch:

         (a) ARCO shall have contributed all the issued and outstanding stock of MCC to ARCO Uinta and MCC shall have merged with and into MCC LLC.

         (b) LTLC shall have transferred all of its assets to ARCO in exchange for ARCO stock. LTLC shall be liquidated or merged into CH20.

         (c) At the direction of ARCO, LTLC shall transfer to TBCC the Category 4 (10-year) Equipment and ARCO's rights in such equipment, subject to the terms of the Little Thunder Lease. The effect of such transfer will be to terminate the Little Thunder Lease with respect to such Category 4 (10-year) Equipment.

         (d) ACT shall have merged into ARCO and the stock of LAXT owned by ACT shall have transferred to ARCO by operation of Law.

         (e) ARCO shall have formed AUS and ARCO shall have contributed the headquarters assets identified on the ARCO Disclosure Schedule and all ARCO's shares of the issued and outstanding stock in LAXT to AUS.

         (f)   ARCO shall transfer its membership interest in AUS to ARCO Uinta.

         (g) ARCO shall have assigned its rights in the LTL Property (subject to the Little Thunder Lease) to Delta Housing.

         (h) ARCO shall have formed SL and ARCO shall have contributed the State Coal Leases and other real and personal property relating to the coal business to SL.

         (i) ARCO shall have transferred its membership interest in SL to Delta Housing.

         (j) ARCO and ARCO Uinta shall have executed and delivered the Purchase Agreement.

         3.2 ARCH PRE-CLOSING ACTIONS. Prior to or concurrently with the Closing, pursuant to instruments and documents reasonably satisfactory to ARCO:

         (a) Arch and Acquisition Corp. shall have executed and delivered the Purchase Agreement.

         (b) Arch shall have caused Arch of Wyoming to be merged with and into AOW.

         (c) The Carbon Basin Reserves as described on the Arch Disclosure Schedule ("CARBON BASIN Reserves") shall have been contributed by Ark to Acquisition Corp.

         (d) All the issued and outstanding common stock of Acquisition Corp. shall have been distributed by Ark to Arch.

         (e)  The  Carbon  Basin  Reserves   shall  have  been   contributed  by
Acquisition Corp. to AOW in exchange for the membership interests in AOW.

         3.3 CLOSING DATE. The closing ("CLOSING") of the transactions contemplated herein (the "PROPOSED TRANSACTIONS"), as well as the simultaneous Closing of the transactions contemplated in the Purchase Agreement, shall take place in New York, New York, at a mutually agreeable site, at 10:00 A.M., local time, on the later of (a) 45 days after the date hereof, or (b) the third business day after the satisfaction of all conditions to Closing set forth in Sections 11.1 and 11.2 or at such other place or time as the parties may mutually agree. The date upon which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         3.4 CLOSING ACTIONS. At the Closing ARCO and Arch shall cause the following to occur:

         (a)  CASH   CONTRIBUTION.   Acquisition   Corp.  shall  make  the  Cash
Contribution;

         (b) ASSIGNMENT OF MEMBERSHIP INTEREST. ARCO shall duly execute and deliver assignments of its membership interest in the Company to Delta Housing;

         (c) THE COMPANY AGREEMENT AND TAX SHARING AGREEMENT. Acquisition Corp. and Delta Housing shall execute and deliver the Company Agreement substantially in the form of Exhibit 3.4 and Arch, Acquisition Corp. Delta Housing and the Company shall execute and deliver the Tax Sharing Agreement;

         (d) FINANCING DOCUMENTS. The Company shall, and shall cause its respective Affiliates to, execute and deliver all agreements, undertakings and actions required to be delivered by them in connection with the issuance of the Company Debt;

         (e) COMPANY DEBT. The Company shall incur indebtedness of Six Hundred Seventy-Five Million Dollars ($675,000,000) (the "COMPANY DEBT");

         (f) SPECIAL DISTRIBUTION TO DELTA HOUSING. Contemporaneously with the Closing, the Company and the other parties to the Company Agreement shall take all steps necessary to cause the Company to make a special distribution to Delta Housing in the amount of Seven Hundred Million Dollars ($700,000,000) (the "SPECIAL DISTRIBUTION");

         (g) ASSIGNMENT OF INDEMNITY PAYMENTS. Arch and Acquisition Corp. shall assign to the Company their respective rights to any indemnity payment that either Arch or Acquisition

Corp. may be entitled to receive pursuant to the Purchase Agreement except to the extent that such payments are made (i) in order to make Arch or Acquisition Corp. whole for out of pocket costs or (ii) with respect to assets purchased from ARCO Uinta pursuant to the Purchase Agreement that Acquisition Corp. is not contributing to the Company;

         (h) MEMBERSHIP INTERESTS AFTER SPECIAL DISTRIBUTION. Upon the completion of the Special Distribution and consummation of the other transactions contemplated hereby, the membership interests of Acquisition Corp. and Delta Housing in the Company shall be as set forth in the Company Agreement;

         (i) ARCO BOARD RESOLUTIONS. ARCO shall deliver a copy, certified as of the Closing Date by ARCO's and Delta Housing's Secretary or Assistant Secretary, of the resolutions duly adopted by the Boards of Directors of ARCO, Delta Housing, and LTLC authorizing the transactions contemplated by this Agreement;

         (j) ARCO CERTIFICATES OF GOOD STANDING. ARCO shall deliver short form certificates of existence and/or good standing for ARCO, Delta Housing, SL and TBCC in their respective jurisdictions of incorporation or formation, as certified as of a recent date by the Secretary of State or other appropriate authority of such jurisdictions;

         (k) ARCO OPINION OF COUNSEL. ARCO and Delta Housing shall deliver the opinion of their counsel required by Section 11.1(d);

         (l) ARCO INCUMBENCY CERTIFICATES. ARCO shall deliver a certificate of the Secretary or an Assistant Secretary of ARCO and Delta Housing, certifying as of the Closing Date as to the incumbency and signatures of the officer(s) or representatives of ARCO and Delta Housing authorized to sign this Agreement and the other documents to be delivered hereunder or pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (m) ARCO AND DELTA HOUSING OFFICER CERTIFICATES. ARCO and Delta Housing shall each deliver a certificate dated the Closing Date stating that the representations and warranties of ARCO and Delta Housing set forth herein, including those with respect to TBCC, remain true and correct in all respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all respects as of such date), except for any breach of such representations and warranties that would not individually or in the aggregate have a Material Adverse Effect, and that all covenants and conditions to be complied with and performed by ARCO and/or Delta Housing, as the case may be, on or prior to the Closing Date, including notifications under Section 7.3 have been substantially complied with or performed;

         (n) ARCH BOARD RESOLUTIONS. Arch shall deliver a copy, certified as of the Closing Date by Arch's, Acquisition Corp.'s, Ark's and Arch of Wyoming's Secretary or Assistant Secretary, of the resolutions duly adopted by the Boards of Directors of Arch, Acquisition Corp., Ark and Arch of Wyoming authorizing the transactions contemplated by this Agreement;

         (o) ARCH CERTIFICATES OF GOOD STANDING. Arch shall deliver a current short form certificate of good standing for Arch, Acquisition Corp., Ark and Arch of Wyoming in their respective jurisdictions of incorporation, as certified as of a recent date by the Secretary of State or other appropriate authority of such jurisdiction;

         (p) ARCH OPINION OF COUNSEL. Arch and Acquisition Corp. shall deliver the opinion of their counsel required by Section 11.2(d);

         (q) ARCH INCUMBENCY CERTIFICATES. Arch shall deliver a certificate of the Secretary or Assistant Secretary of Arch, Acquisition Corp., Ark and Arch of Wyoming certifying as of the Closing Date as to the incumbency and signatures of the officer(s) of Arch and Acquisition Corp. authorized to sign this Agreement and the other documents to be delivered hereunder or pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and

         (r) ARCH OFFICER CERTIFICATE. Arch shall deliver a certificate dated the Closing Date of an officer of Arch stating that the representations and warranties of Arch and Acquisition Corp. set forth herein, remain true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date) and that all covenants and conditions to be complied with and performed by Arch and/or Acquisition Corp. on or prior to the Closing Date have been substantially complied with and performed.

         3.5 SIMULTANEOUS TRANSACTIONS. All of the transactions and deliveries identified in this Article 3 shall be deemed to occur simultaneously on the Closing Date, and no one transaction shall be deemed completed until all are completed.

                                    ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF ARCO AND DELTA HOUSING

         ARCO and Delta Housing represent and warrant, jointly and severally, to the Company as of the Effective Date (or such other date as is specified therein), as follows:

         4.1 ORGANIZATION AND GOOD STANDING. ARCO and Delta Housing are corporations duly incorporated, validly existing and in good standing under the laws of their state of incorporation.

         4.2 AUTHORITY. ARCO and Delta Housing have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement constitutes a valid and binding obligation of each of ARCO and Delta Housing, enforceable against ARCO and Delta Housing in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4.3 NO VIOLATIONS. Except as set forth in Section 4.3 of the Disclosure Schedule, the execution and delivery of this Agreement by each of ARCO and Delta Housing do not, and the consummation of the transactions contemplated hereby will not, (i) violate any provisions of the certificate of incorporation or bylaws of ARCO or Delta Housing or of the limited liability company agreement of TBCC or, as of the Closing, the limited liability company agreement of SL, (ii) result in the breach of, or constitute a default under, any material agreement or other material instrument to which Delta Housing, TBCC or SL is a party or to which any of their respective properties or assets are bound, (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to ARCO, Delta Housing, TBCC, SL or their respective properties or assets, or (iv) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

         4.4 APPROVALS, CONSENTS AND OTHER ACTIONS. Except (i) with respect to the filings required under the HSR Act, (ii) as contemplated by this Agreement, or (iii) as set forth in Section 4.4 of the Disclosure Schedule, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to ARCO or Delta Housing in connection with the execution, delivery and performance of this Agreement by ARCO or Delta Housing.

         4.5 FORMATION AND GOOD STANDING OF TBCC AND SL. TBCC is, and, as of the Closing Date, SL shall be, a limited liability company duly organized, validly existing and in good standing under the laws of their states of formation.

         4.6 TITLE OF THE MEMBERSHIP INTERESTS. ARCO and Delta Housing hold or will hold of record and own or will own beneficially, and will transfer or cause to be transferred to the Company on the Closing Date, the Contributed ARCO Interests, and, upon delivery to the Company at the Closing of assignment documents, and the registration of the transfer of the Contributed ARCO Interests on the books of the ARCO Parties will transfer to the Company the Contributed Interests free and clear of any security interests, pledges, liens and encumbrances, except as set forth in the limited liability company agreements of the ARCO Parties.

         4.7 CAPITALIZATION. Section 4.7 of the Disclosure Schedule sets forth a list of the ARCO Parties and their respective jurisdictions of formation and their respective ownership of outstanding membership interests as of the Closing Date. As of the Closing Date, contributed ARCO Interests have been validly issued in accordance with Laws of the applicable jurisdictions and the respective formation agreements and constitute all of the issued and outstanding membership interests of TBCC and SL. Except as set forth in the limited liability company agreements of TBCC and SL and except as set forth in Section
4.7 as of the Closing Date, of the Disclosure Schedule, no ARCO Party has any outstanding securities, subscriptions, options or other agreements or commitments obligating it to issue additional membership interests, or any other securities.

         4.8 REAL PROPERTY. Section 4.8 of the Disclosure Schedule sets forth, as of the Closing Date, a list of all material real property, leaseholds, water rights and other material interests in real property or water held by the ARCO Parties. Except as set forth in Section 4.8 of the Disclosure Schedule, each of the ARCO Parties will hold, as of the Closing Date, an interest in the real property described in Section 4.8 of the Disclosure Schedule sufficient to permit each of the ARCO Parties to operate its business in the ordinary course and consistent with past practice, according to the terms of the instrument, conveyance or document creating such interest, free and clear of all liens, encumbrances, equities, claims, covenants, conditions, reservations, restrictions, easements, rights of way and other agreements, except for (a) liens for Taxes not yet due and payable, or that may hereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings or that are listed or described in the Disclosure Schedule, (b) liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, (c) liens to be released at or prior to the Closing, (d) rights reserved to or vested in any Federal, state or local governmental body, authority or agency to control or regulate any such real property interests in any manner, and all Laws, (e) easements, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances, whether of record or apparent on the premises (including road, highway, pipeline, railroad and utility easements, and defects in the chain of title) that do not materially and adversely affect the present use of such real property, and (f) other defects and irregularities in title or encumbrances that are not substantial or material in character, amount or extent. Except as set forth in Section 4.8 of the Disclosure Schedule, each of the material leases, subleases, easements, licenses and agreements described in Section 4.8 of the Disclosure Schedule is in full force and effect according to the terms of each respective instrument, and to ARCO's Knowledge, with respect to TBCC, each holder of such leases, subleases, easements, licenses and agreements has complied with all material requirements in connection therewith, and there is not under any such lease, sublease, easement, license or agreement, any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by TBCC or SL.

         4.9 BUILDINGS, STRUCTURES AND TANGIBLE PERSONAL PROPERTY. Section 4.9 of the Disclosure Schedule lists all material buildings, structures and improvements and all material items of machinery, equipment and other tangible personal property owned or leased by ARCO, the ARCO Parties or any of their Affiliates as of February 28, 1998, that will be owned or leased by ARCO or any ARCO Party on the Closing Date. Since February 28, 1998, no such assets have been acquired or disposed of except in the ordinary course of business.

         4.10 MATERIAL CONTRACTS. Section 4.10 of the Disclosure Schedule lists all material contracts and agreements and all documents evidencing rights of or commitments by any of the ARCO Parties to which any ARCO Party is a party or its property or assets are bound as of the Closing Date. Except as set forth in
Section 4.10 of the Disclosure Schedule, each such contract, agreement or document is in full force and effect according to the terms of each respective instrument, and each ARCO Party which is a party to such contracts, agreements and documents has complied with all requirements in connection therewith, and there is not under any such contract, agreement or document any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by an ARCO Party.

         4.11 INSURANCE POLICIES. Section 4.11 of the Disclosure Schedule lists all policies of insurance issued by third-party insurers for the 1998 policy period, including amounts of coverage thereof, that are maintained by ARCO for the benefit of the ARCO Parties or by an ARCO Party for which such ARCO Party is named as an insured party, in each case as of the

Closing Date. Except as set forth in Section 4.11 of the Disclosure Schedule, such policies are in full force and effect and all premiums due have been paid.

         4.12  TAXES.

         (a) Except as set forth in Section 4.12(a) of the Disclosure Schedule, with respect to Tax Returns that relate to taxable periods that end before January 1, 1997, TBCC has filed or caused to be filed with the appropriate local, state, Federal and foreign governmental entities all Tax Returns required to be filed by the ARCO Parties on or prior to the Closing Date (taking into account all extensions of due dates), and has paid or caused to be paid or adequately provided for all Taxes shown thereon as owing.

         (b) Except as set forth in Section 4.12(b) of the Disclosure Schedule, with respect to Tax Returns that relate to taxable periods that end on or after January 1, 1997, TBCC has filed or caused to be filed with the appropriate local, state, Federal and foreign governmental entities all Tax Returns required to be filed by TBCC on or prior to the Closing Date (taking into account all extensions of due dates), and has paid or caused to be paid or adequately provided for all Taxes shown thereon as owing. For all taxable periods that begin prior to the Closing Date for which a Tax Return is not due on or prior to the Closing Date (whether or not such taxable period ends on or after the Closing Date), the Closing Date Balance Sheet shall provide an adequate reserve for Taxes to fully pay such Taxes up to and including the Closing Date (as if the Taxable Period ended on the Closing Date).

         4.13 LICENSES, PERMITS, AUTHORIZATIONS. Section 4.13 of the Disclosure Schedule lists all of the material licenses, permits (including mining permits and the amount of any bond or other surety for each mining permit), certificates, bonds, consents, rights and other such authorizations issued or granted as of the Closing Date to each of the ARCO Parties by local, state or Federal governmental authorities or agencies. Except as set forth in Section
4.13 of the Disclosure Schedule, each of the licenses, permits, certificates, bonds, consents, rights and other authorizations listed in Section 4.13 of the Disclosure Schedule is in full force and effect according to the material terms of each instrument, each holder of such licenses, permits, certificates, bonds, consents, rights and other authorizations has complied with all material requirements in connection therewith, and there is not under any such licenses, permits, certificates, bonds, consents, rights and other authorizations any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by the ARCO Parties.

         4.14 LITIGATION. Except as set forth in Section 4.14 of the Disclosure Schedule, (i) none of the ARCO Parties is a party to any lawsuit, claim or proceeding or, to ARCO's Knowledge, any investigation, and (ii) none of the ARCO Parties are in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality applicable to them or any of their properties or assets.

         4.15 COMPLIANCE WITH LAWS. Except as set forth in Section 4.15 of the Disclosure Schedule, each of the ARCO Parties is in compliance in all material respects with all applicable Laws.

         4.16 LABOR MATTERS. Except as set forth in Section 4.16 of the Disclosure Schedule, no ARCO Party is a party to any collective bargaining agreement with any labor union or association, there are no formal negotiations, demands or proposals that are pending or have been recently conducted or made with or by any labor union or association, and there are no pending strikes, work stoppages or material labor disputes involving the ARCO Parties.

         4.17  EMPLOYEE BENEFIT PLANS.

         (a) Section 4.17 of the Disclosure Schedule sets forth a list of all "employee benefit plans" as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension or retirement, savings, profit sharing, deferred compensation, stock option (including restricted or performance units), severance, vacation, medical, vision, dental, long term disability, life insurance, group accident, occupational death, business travel, long term care, educational assistance, floating holiday, personal business, gainshare, bonus, financial counseling, welfare or sick leave or other employee benefit plan, procedure, policy or practice of any nature as well as any employment, consulting, engagement, or retention agreement or agreements, and any trust or funding mechanism for each plan or arrangement described above (collectively, the "PLANS") covering any employees of TBCC and employees of ARCO whose employment is related primarily to one or more businesses of the ARCO Parties (collectively, "EMPLOYEES"). With respect to each Plan maintained by TBCC, ARCO has delivered to the Company true, correct and complete copies of all documents and summary plan descriptions creating or evidencing any such Plan, and, to the extent applicable, the most recent (i) determination letter and any outstanding request for determination letter for such Plan; (ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) for such Plan; and (iii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any Voluntary Employees' Beneficiary Association ("VEBA") as defined in Code Section 501(c)(9).

         (b) Except as set forth in Section 4.17 of the Disclosure Schedule, each Plan complies with and has been administered, operated and maintained in compliance with all applicable material provisions of ERISA, the Code and other applicable laws. Except as set forth in Section 4.17 of the Disclosure Schedule, the ARCO Parties have not engaged in a prohibited transaction that would subject it to a material tax imposed under Section 4975 of the Code.

         (c) No ARCO Party is or has within the preceding five years been a party to or contributed to any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA. Except as set forth in Section 4.17 of the Disclosure Schedule, no ARCO Party has been a party to or contributed to any such multi-employer plan since September 26, 1980.

         (d) Each Plan that is intended to qualify under Code Sections 401(a) and 501(a) is so qualified and has been determined by the Internal Revenue Service to so qualify or has an outstanding determination letter request, and nothing has occurred to cause the loss of the Plan's qualified status since the issuance of the most recent favorable determination letter by the IRS with respect to such Plan.

         (e) No accumulated funding deficiency, except for annual minimum contributions which are not yet due, within the meaning of ERISA Section 302 or Code Section 412 has been incurred with respect to any Plan of the ARCO Parties. The ARCO Parties do not have any liability for (i) any lien imposed under ERISA
Section 302(f) or Code Section 412(n), (ii) any interest payments required under ERISA Section 302(e) or Code Section 412(m), or (iii) any excise tax imposed by Code Section 4971. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted or threatened a proceeding to terminate any Plan pursuant to Subtitle 1 of Title IV of ERISA. No Plan has been the subject of a reportable event (as defined in ERISA Section 4043) as to which a notice would be required to be filed with the PBGC.

         (f) With respect to each Plan, no action, suit, grievance, claim, arbitration or other manner of litigation with respect to the assets of the Plan (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrator review procedures have not been exhausted) is pending, or to ARCO's Knowledge, threatened or imminent against or with respect to the Plan or any Plan sponsor or fiduciary (as defined in ERISA
Section 3(21)).

         (g) Except as otherwise provided in this Agreement, each Plan (including any Plan covering former employees of TBCC) which is established and maintained by TBCC may be amended or terminated by TBCC or Acquisition Corp. on or at any time after the Closing Date.

         (h) No payment under any Plan made within two years after the Closing Date shall constitute an "excess parachute payment" under Section 280G of the Code.

         4.18 BANK ACCOUNTS. Section 4.18 of the Disclosure Schedule sets forth the name of each bank, savings and loan or other financial institution in which TBCC or SL has any account or safe deposit box.

         4.19 BROKER LIABILITY. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of ARCO, Delta Housing or their Affiliates, in connection with this Agreement or the transactions contemplated hereby, ARCO and Delta Housing shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

         4.20 FINANCIAL STATEMENTS. The Audited Financial Statements to be delivered in accordance with Section 2.6(a) shall have been prepared in accordance with GAAP consistently applied during the periods involved and in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended. The audited balance sheets of ACC at December 31, 1997 and 1996 (including the notes thereto) present fairly the financial position of ACC at such dates, and the consolidated statement of income, of equity investment and of cash flows (including the notes thereto) for each of the three years in the period ended December 31, 1997, fairly present the results of operations, equity investment and cash flows of ACC for each of such years. The unaudited balance sheets (if any) of ACC as of the last day of each calendar quarter ending subsequent to December 31, 1997 and prior to the Closing Date, and consolidated statements of income, of equity investment and of cash flows for the quarterly periods then ended (the "UNAUDITED FINANCIAL STATEMENTS") have been prepared in accordance with GAAP consistently applied during the periods involved and in accordance with Regulation S-X under the Securities

Exchange Act of 1934, as amended. Each balance sheet (if any) included among the Unaudited Financial Statements (including the notes thereto) fairly presents the financial position of ACC as of the date thereof, and each consolidated statement of income, of equity investment and of cash flows included among the Unaudited Financial Statements (including the notes thereto) fairly presents the results of operations, equity investment and cash flows of ACC for each period presented. The Interim Date Balance Sheet and the Closing Date Balance Sheet will be derived from the combined, consolidated balance sheets of ACC. The Interim Date Balance Sheet (including the related notes) will fairly present TBCC's financial position as of its date.

         4.21 BLACK LUNG DISCLOSURE. The present actuarial value (determined using the Black Lung Discount Rate) of TBCC's black lung liability as of the Interim Date does not exceed that which has been reserved for by TBCC on the Interim Date Balance Sheet.

         4.22 CONDUCT OF BUSINESS. Except as set forth in Section 4.22 of the Disclosure Schedule, since the Interim Date, the ARCO Parties have conducted their respective businesses only in, and have not engaged in any transaction other than in, the ordinary and usual course of such businesses or as described in the Purchase Agreement and there has not been any change by the ARCO Parties in accounting principles, practices or methods that is not required by GAAP. Except as provided for herein and other than in the ordinary course consistent with past practice, since the Interim Date there has not been (i) any increase in the compensation payable or which could become payable by the ARCO Parties to their respective officers or employees or (ii) any amendment of any of the ARCO Parties' Plans.

         4.23 ASSETS. Except (i) as set forth in Section 4.23 of the Disclosure Schedule and (ii) for the LTL Property that will be owned by Delta Housing and remain subject to the Little Thunder Lease, prior to the Closing Date, ARCO will have transferred or caused to be transferred to the ARCO Parties all tangible and intangible assets of every description therefor held by ARCO or any Affiliate of ARCO under intercompany agreements and arrangements with ARCO and its Affiliates or otherwise and used exclusively by the ARCO Parties in the conduct of the ARCO Parties' respective businesses on and since the Interim Date.

         4.24 CERCLA. None of the Properties are listed on the National Priority List pursuant to CERCLA or on any similar list pursuant to any state Environmental Laws.

         4.25 DISCLAIMER OF CERTAIN REPRESENTATIONS AND WARRANTIES. ARCH AND ACQUISITION CORP. ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF ARCO, DELTA HOUSING OR ANY AFFILIATE, EMPLOYEE OR AGENT OF ARCO OR DELTA HOUSING HAS MADE ANY REPRESENTATION, PROMISE, COVENANT OR WARRANTY REGARDING ANY OF THE ARCO PARTIES, THEIR PROPERTIES, ASSETS, BUSINESS, OPERATIONS, LIABILITIES OR OBLIGATIONS, OR OTHERWISE. ARCO AND DELTA HOUSING HEREBY DISCLAIM ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN.

         4.26 NO OTHER COMMITMENT TO SELL LLC INTERESTS. Neither ARCO nor Delta Housing has sold or has committed to sell the membership interests of the ARCO Parties to any other Person.

         4.27 ABSENCE OF UNDISCLOSED LIABILITIES. To ARCO's and TBCC's Knowledge, none of the ARCO Parties has any material liabilities, whether accrued or contingent, other than (i) liabilities (or reserves therefor) set forth in the Preliminary Interim Date Balance Sheet, (ii) liabilities set forth in the ARCO Disclosure Schedule, and (iii) liabilities incurred since the date of the Preliminary Interim Date Balance Sheet in connection with this Agreement or in the ordinary course of business, consistent with past practices.

                                    ARTICLE 5
          REPRESENTATIONS AND WARRANTIES OF ARCH AND ACQUISITION CORP.

         Arch  and  Acquisition  Corp.   represent  and  warrant,   jointly  and
severally, to ARCO, Delta Housing and the Company as of the Effective Date (or such other date as is specified therein), as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Arch and Acquisition Corp. are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         5.2 AUTHORITY. Arch and Acquisition Corp. have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement constitutes a valid and binding obligation of each of Acquisition Corp. and Arch, enforceable against Acquisition Corp. and Arch in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         5.3 NO VIOLATIONS. The execution and delivery of this Agreement by Arch and Acquisition Corp. does not, and the consummation of the Proposed Transactions will not, (a) violate any of the provisions of the certificates of incorporation or bylaws of Arch or Acquisition Corp.; (b) result in the breach of, or constitute a default under, any material agreement or other material instrument to which Arch or Acquisition Corp. is a party or by which any of their respective properties or assets are bound; (c) violate any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Arch, Acquisition Corp. or any of their respective properties or assets; or (d) constitute an event that, with notice, lapse of time or both, would result in any such violation, breach or default.

         5.4 APPROVALS, CONSENTS AND OTHER ACTIONS. Except with respect to the filings required under the HSR Act, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality, or any third party is required to be made or obtained by or with respect to Arch or Acquisition Corp. in connection with the execution, delivery and performance of this Agreement by Arch or Acquisition Corp.

         5.5 FINANCIAL CAPABILITY. Arch and Acquisition Corp. have the financial capability to perform all of their obligations under this Agreement, and Acquisition Corp. has available all funds necessary to pay the Special Distribution, the Adjustment (if payable by Acquisition Corp.) and any other amounts contemplated by this Agreement.

         5.6 ARCH'S AND ACQUISITION CORP.'S INQUIRY. Arch and Acquisition Corp. and their representatives have reviewed or received copies of, or had the opportunity to review, including in a data room maintained by ARCO, such information from ARCO and each of the ARCO Parties as they have requested, and have had the opportunity to make such inquiry of representatives of ARCO, Delta Housing and each of the ARCO Parties as they deem appropriate. Arch and Acquisition Corp. acknowledge that there are no representations or warranties, expressed or implied, except as expressly set forth in this Agreement.

         5.7 ORGANIZATION, QUALIFICATION AND GOOD STANDING OF AOW. As of the Closing, AOW shall be a limited liability company, duly organized, validly existing and in good standing under the laws of its state of formation. AOW has all requisite limited liability company power and authority to own and lease the properties it currently owns and leases and to conduct its activities as such activities are currently conducted. AOW is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of AOW.

         5.8 TITLE OF THE MEMBERSHIP INTERESTS. Acquisition Corp. holds or will hold of record and owns beneficially, and will transfer or cause to be transferred to the Company on the Closing Date, upon delivery to the Company at the Closing of an assignment, the Contributed Arch Interests, free and clear of any security interests, pledges, liens and encumbrances except as set forth in
Section 5.8 of the Disclosure Schedule.

         5.9 CAPITALIZATION. Section 5.9 of the Disclosure Schedule sets forth the form and jurisdiction of formation for AOW. Except as set forth in Section
5.9 of the Disclosure Schedule, AOW does not have any outstanding securities, subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock or membership interests.

         5.10 REAL PROPERTY. Section 5.10 of the Disclosure Schedule sets forth a list of all material real property, leaseholds, water rights and other material interests in real property or water held by AOW. Except as set forth in
Section 5.10 of the Disclosure Schedule, AOW holds an interest in the real property described in Section 5.10 of the Disclosure Schedule as held by it, according to the terms of the instrument, conveyance or document creating such interest, free and clear or all liens, encumbrances, equities, claims, covenants, conditions, reservations, restrictions, easements, rights of way and other agreements known to Arch and Acquisition Corp., except for (a) liens for Taxes not yet due and payable, or which may hereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings or which are listed or described in the Disclosure Schedule, (b) liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, (c) liens to be released at or prior to the Closing, (d) rights reserved to or vested in any Federal, state or local governmental body, authority or agency to control or regulate any such real property interests in any manner, and all Laws, (e) easements, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances, whether of record or apparent on the premises, including road, highway, pipeline, railroad and utility easements, and defects in the chain of title that do not materially and adversely affect the present use of such real property, and (f) other defects and irregularities in title or encumbrances that are not material in character, amount or extent. Except as set forth in Section 5.10 of the Disclosure Schedule, each of the material leases, subleases, easements, licenses and agreements described in Section 5.10 of the Disclosure Schedule is in full force and effect according to the terms of each respective instrument, and, to Arch and Acquisition Corp.'s knowledge, each holder of such lease, sublease, easement, license or agreements has complied with all material requirements in connection therewith, and there is not under any such lease, sublease, easement, license or agreement, any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by AOW.

         5.11  BUILDINGS, STRUCTURES AND  TANGIBLE  PERSONAL  PROPERTY.  Section
5.11 of the Disclosure Schedule lists all material buildings, structures and improvements and all material items of machinery, equipment and other tangible personal property owned or leased by AOW.

         5.12 MATERIAL CONTRACTS. Section 5.12 of the Disclosure Schedule lists all material contracts and agreements and all documents evidencing rights of or commitments to which AOW is a party or its property or assets are bound. Except as set forth in Section 5.12 of the Disclosure Schedule, each such contract, agreement or document is in full force and effect according to the terms of each respective instrument, and AOW has complied with all requirements in connection therewith, and there is not under any such contract, agreement or document any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by AOW.

         5.13 INSURANCE POLICIES. Section 5.13 of the Disclosure Schedule lists all material policies of insurance issued by third-party insurers for the 1998 policy period, including amounts of coverage thereof, that are maintained by Arch for the benefit of AOW or by AOW for which AOW is named as an insured party. Except as set forth in Section 5.13 of the Disclosure Schedule, such policies are in full force and effect and all premiums due have been paid.

         5.14 TAXES. Except as set forth in Section 5.14 of the Disclosure Schedule, AOW has filed or caused to be filed with the appropriate local, state, Federal and foreign governmental entities all material Tax Returns required to be filed by AOW on or prior to the Closing Date (taking into account all extensions of due dates), and have paid or caused to be paid or adequately provided for all Taxes shown thereon as owing.

         5.15 LICENSES, PERMITS, AUTHORIZATIONS. Section 5.15 of the Disclosure Schedule lists all of the material licenses, permits (including mining permits and the amount of any bond or other surety for each mining permit), certificates, bonds, consents, rights and other such authorizations issued or granted to AOW by local, state or Federal governmental authorities or agencies. Except as set forth in Section 5.15 of the Disclosure Schedule, each of the licenses, permits, certificates, bonds, consents, rights and other authorizations listed in Section 5.15 of the Disclosure Schedule is in full force and effect according to the material terms of each instrument, each holder of such licenses, permits, certificates, bonds, consents, rights and other authorizations has complied with all material requirements in connection therewith, and there is not under any such licenses, permits, certificates, bonds, consents, rights and other authorizations any existing material breach or default (or event that, with notice, lapse of time or both, would constitute a material breach or default) by AOW.

         5.16 LITIGATION. Except as set forth in Section 5.16 of the Disclosure Schedule, (i) AOW is not a party to any lawsuit, claim, or other proceeding, or, to Arch or Acquisition Corp.'s knowledge, any investigation, and (ii) AOW is not in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality applicable to it or any of its property or assets.

         5.17 COMPLIANCE WITH LAWS. Except as set forth in Section 5.17 of the Disclosure Schedule, AOW is in compliance in all material respects with all applicable Laws.

         5.18 LABOR MATTERS. Except as set forth in Section 5.18 of the Disclosure Schedule, AOW is not a party to any collective bargaining agreement with any labor union or association, there are no formal negotiations, demands or proposals that are pending or have been recently conducted or made with or by any labor union or association, and there are not pending any strikes, work stoppages or material labor disputes involving AOW.

         5.19  EMPLOYEE BENEFIT PLANS.

         (a) Section 5.19 of the Disclosure Schedule sets forth a list of all "employee benefit plans" as defined in Section 3 of ERISA, and any other pension or retirement, savings, profit sharing, deferred compensation, stock option (including restricted or performance units), severance, vacation, medical, vision, dental, long term disability, life insurance, group accident, occupational death, business travel, long term care, educational assistance, floating holiday, personal business, gain-share, bonus, financial counseling, welfare or sick leave or other employee benefit plan, procedure, policy or practice of any nature (collectively, the "PLANS") covering employees of AOW.

         (b) Except as set forth in Section 5.19 of the Disclosure Schedule, with respect to each Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and that is not a "multi employer plan" as defined in
Section 3(37) of ERISA, AOW is in compliance with all applicable provisions of ERISA and the Code. Except as set forth in Section 5.19 of the Disclosure Schedule, AOW has not engaged in a prohibited transaction that would subject it to a material tax imposed under Section 4975 of the Code.

         (c) Within the preceding five years, AOW has not been a party to or contributed to any "multi employer plan," as defined in Section 4001(a)(3) or ERISA.

         5.20 BANK ACCOUNTS. Section 5.20 of the Disclosure Schedule sets forth the name of each bank, savings and loan or other financial institution in which AOW has any account or safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto.

         5.21 FINANCIAL STATEMENTS. A balance sheet (the "AOW CLOSING DATE BALANCE SHEET") will be prepared as of the Closing Date for AOW in accordance with AOW's historic accounting principles in each case as applied on a consistent basis during the periods indicated (except as otherwise stated in this Section 5.21), and will fairly present the combined financial position of AOW as of the dates thereof.

         5.22 BROKER LIABILITY. With respect to any broker, finder or similar consultant, retained by, or acting on behalf of Arch or Acquisition Corp., in connection with this Agreement or the transactions contemplated hereby, Arch or Acquisition Corp., as the case may be, shall be solely responsible and liable for any brokerage, finder's or similar consultant's fee or other commission in respect of such broker, finder or similar consultant.

         5.23 ASSETS. Except as set forth in Section 5.26 of the Disclosure Schedule, prior to the Closing Date, Acquisition Corp. has transferred or caused to be transferred to AOW all tangible and intangible assets of every description therefor held by Acquisition Corp. or any Affiliate of Arch under intercompany agreements and arrangements with Arch and its Affiliates or otherwise and used exclusively by AOW in the conduct of AOW's business on and since December 31, 1997.

         5.24 QUALIFICATION, COMPLIANCE WITH ACREAGE LIMITATIONS. Each of Acquisition Corp. and the Company is qualified under all applicable Laws to hold the interests in Federal and state coal leases it will acquire at the Closing. Immediately after the consummation of the Proposed Transactions neither Arch nor Acquisition Corp. will itself, directly or indirectly, or in combination with any Person, own holdings of Federal or state coal leases in excess of any applicable limitations.

         5.25 CERCLA. None of the Carbon Basin Reserves are listed on the National Priority List pursuant to CERCLA or any similar list pursuant to state Environmental Laws.

         5.26 DISCLAIMER OF CERTAIN REPRESENTATIONS AND WARRANTIES. ARCO AND DELTA HOUSING ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF ARCH, ACQUISITION CORP. NOR ANY AFFILIATE, EMPLOYEE OR AGENT OF ARCH OR ACQUISITION CORP. HAS MADE ANY REPRESENTATION, PROMISE, COVENANT OR WARRANTY REGARDING AOW, ITS PROPERTIES, ASSETS, BUSINESS, OPERATIONS, LIABILITIES OR OBLIGATIONS, OR OTHERWISE. ARCH AND ACQUISITION CORP. HEREBY DISCLAIM ANY IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.27 BLACK LUNG DISCLOSURE. Section 5.27 of the Disclosure Schedule lists all pending claims against AOW for federal black lung liability.

         5.28 ABSENCE OF UNDISCLOSED LIABILITIES. To Arch's and Acquisition Corp.'s knowledge, AOW has no material liabilities, whether accrued or contingent, other than liabilities set forth in the Arch Disclosure Schedule and liabilities incurred since the Effective Date in connection with this Agreement or in the ordinary course of business, consistent with past practices.


                                    ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Contributing Member as follows:

         6.1 DUE ORGANIZATION; GOOD STANDING AND POWER. The Company is a limited liability company duly formed and validly existing under the laws of the State of Delaware. The Company has all power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. As of the Closing, the Company will be duly authorized, qualified or licensed to do business as a foreign limited liability company, in each of the jurisdictions in which its right, title or interest in or to any asset, or the conduct of its business, requires such authorization, qualification or licensing, except where the failure to so qualify would not have a material adverse effect on the ability of the Company to perform its obligations hereunder and under all agreements delivered pursuant hereto.

         6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of the Company. No other Company action is necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

         6.3 NO CONSENTS REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH THE COMPANY IS A PARTY. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby
(i) will not require any consent and (ii) will not violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under any agreement to which the Company is a party or by which the Company or any of its assets or properties is bound.

         6.4 ACCREDITED INVESTOR. The Company is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

         6.5 INVESTMENT INTENT. The Company is acquiring the Contributed Membership Interests for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction that would be in violation of the securities laws of the United States or any state thereof. The Company acknowledges that the Contributed Member Interests have not been registered or qualified under, and are sold in reliance upon an exemption from the registration requirements of, the Securities Act and any applicable state securities or "Blue Sky" laws, and may not be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless they are registered under the Securities Act and any applicable securities or "Blue Sky" laws of any state or an exemption from such registration is available.

                                    ARTICLE 7
                     COVENANTS AND AGREEMENTS OF THE PARTIES

         7.1  ACCESS TO INFORMATION.

         (a) Arch and Acquisition Corp. acknowledge that prior to the Effective Date, ARCO has caused each of the ARCO Parties to give Arch and its authorized representatives reasonable access to the employees, offices, properties, and a data room containing certain books and records of the ARCO Parties, has permitted Arch and Acquisition Corp. to make inspections of and tour the ARCO Parties' mines, and has furnished Arch with certain financial and operating data and other information with respect to the business, assets, properties, operations, liabilities and obligations of the ARCO Parties. Prior to the Closing Date, Acquisition Corp. shall have reasonable access during normal business hours to the operations, facilities, employees and representatives of ARCO and the ARCO Parties as reasonably necessary to (i) verify the representations and warranties given by ARCO and Delta Housing hereunder or ARCO and ARCO Uinta under the Purchase Agreement, and (ii) begin planning for an orderly transition process with respect to the Proposed Transactions; PROVIDED, HOWEVER, Acquisition Corp. will not have access to any financial data or other information relating to TBCC's bid on the Thunder Cloud Federal Lease Tract . Except as set forth in the preceding sentence or otherwise provided in this Agreement, from and after the Effective Date, neither Arch nor Acquisition Corp. shall have the right to access the employees, offices, properties, books and records of ARCO or the ARCO Parties, to inspect the ARCO Parties' mines or other properties, or to inspect or have furnished financial or operating data or other information with respect to the business, assets, properties, operations, liabilities or obligations of ARCO or the ARCO Parties.

         (b) Prior to the Closing, Arch shall keep (and shall cause its directors, officers, employees, representatives, advisors and Affiliates to keep) all information relating to ARCO and the ARCO Parties (including any such information received prior to the date hereof) confidential, and shall use such information only, on the terms and conditions as are set forth in the confidentiality agreements between ARCO and Arch, together with any supplement or amendment reasonably requested by ARCO from time to time. After the Closing, each party hereto agrees to keep the terms and conditions of this Agreement confidential, and to redact any provisions reasonably requested by any other party (including Section 10.2(c)) from copies of this Agreement filed with the Securities and Exchange Commission, except for such matters that may be required to be disclosed by law or applicable stock exchange requirements or that are generally available in the public domain other than as a result of a breach of this Agreement by such party.

         (c) After the Closing, Acquisition Corp. shall at its own expense or at the expense of the ARCO Parties, cause the ARCO Parties to preserve and keep, or transport to a storage site of its own selection where it shall preserve and keep, the books and records of each of the ARCO Parties obtained by Acquisition Corp. or retained by the ARCO Parties, including financial or business transaction records, books of original entry, tax records and supporting documents, for a period of seven years from the Closing Date or such longer period if required under applicable Laws. Within 60 days after the Closing, ARCO shall provide Acquisition Corp. with a list or inventory of the document types and inclusive dates of the records transmitted to Acquisition Corp. or retained by the ARCO Parties. Acquisition Corp. shall make or shall cause the ARCO Parties to make such acquired or retained records as are dated up to the Closing Date and included in the inventory provided by ARCO, including the general ledger and mining reports, available to ARCO as may be reasonably requested by ARCO in connection with, among other things, any of ARCO's financial reporting or Tax filing obligations, for a period of seven years from the Closing Date or such longer period if required under applicable Laws. For a period of 15 years after the Closing Date, Acquisition Corp. shall notify ARCO in writing, on an annual basis, of the document types and, if applicable, inclusive dates of any such retained records, that it or the ARCO Parties intend to destroy during the following one-year period. If ARCO desires access to such records for a period of time longer than specified in Acquisition Corp.'s annual notice, ARCO shall notify Acquisition Corp. in writing, not more than 60 days following ARCO's receipt of Acquisition Corp.'s annual notice, of its desire to retain such records, and Acquisition Corp. shall deliver, or cause the ARCO Parties to deliver, such records to ARCO. If ARCO does not notify Acquisition Corp. of its desire to retain records within such 60-day period, Acquisition Corp. or the ARCO Parties may dispose of such records according to prudent records management practices in the ordinary course of business.

         (d) The parties hereby acknowledge that any in-house counsel of the ARCO Parties or ARCO who are Employees and who participated in the preparation, negotiation or consummation of this Agreement or the Proposed Transactions were providing legal representation for ARCO and, notwithstanding any other provision of this Agreement, neither the ARCO Parties or ARCO nor such counsel shall be required to disclose under any circumstance any information or documents covered by the attorney-client privilege or the work-product doctrine as such information or documents were developed in the course of such representation. All such information and documents shall remain the sole and exclusive property of ARCO.

         7.2 CONDUCT OF THE BUSINESS PENDING THE CLOSING. From the Effective Date to the Closing Date, except in connection with the transactions contemplated by this Agreement and the Purchase Agreement, or as otherwise consented to in writing by Acquisition Corp. (which consent shall not be unreasonably withheld, conditioned or delayed), ARCO shall use commercially reasonable efforts, and consistent with its obligations under the limited liability company agreements of the ARCO Parties to cause each of the ARCO Parties to (a) conduct its business in the ordinary course and consistent with past practices, except that (i) none of the properties or assets listed in the ARCO Disclosure Schedule valued at $250,000 or more may be transferred, disposed of, encumbered or hypothecated, (ii) no individual capital expenditure by any ARCO Party in excess of $1 million or capital expenditures aggregating (for all ARCO Parties) in excess of $25 million shall be made or committed, and (iii) no ARCO Party shall enter into any coal supply agreement with a term in excess of one year or materially amend any coal supply agreement disclosed in the Disclosure Schedule having a term in excess of one year (but TBCC shall have the right, but not the obligation, to bid on the Thunder Cloud Federal Lease Tract on such terms and conditions, including the amount of any bonus bid, as it elects in its sole discretion), (b) keep in full force and effect its limited liability company existence, (c) comply in all material respects with all Material Contracts set forth in Section 4.10 of the Disclosure Schedule to which each is a party, (d) use commercially reasonable efforts to retain its employees and maintain its business relationships with customers and suppliers, and (e) maintain all facilities, equipment and other tangible assets in accordance with past maintenance practices of the ARCO Parties.

         7.3 NOTIFICATION. Between the Effective Date and the Closing Date, ARCO and Arch will each, promptly upon becoming aware thereof, notify the other in writing of any fact or condition that causes or constitutes a breach of any of the other party's representations and warranties made as of the Effective Date or any default in the other party's performance of its covenants and agreements herein.

         7.4 ANTITRUST NOTIFICATION. The appropriate parties hereto shall, as promptly as practicable, but in no event later than ten business days after the date of this Agreement, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") the notification and report form required for the proposed transactions contemplated hereby pursuant to the HSR Act. The appropriate parties hereto shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. The appropriate parties shall use all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the contribution of the assets hereunder.

         7.5 FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement, the parties shall bear their own fees and expenses incurred in connection with this Agreement (including fees and expenses of their respective investment bankers) and in connection with all obligations required to be performed by each of them under this Agreement.

         7.6 PUBLICITY. Except as otherwise required by law or applicable stock exchange requirements, no party hereto shall issue any press release or public statement relating to or concerning this Agreement or the matters contained herein, without obtaining the prior approval of the other parties hereto of the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld, conditioned or delayed.

         7.7 POST-CLOSING ASSISTANCE. From and after the Closing Date, upon the request of Arch or Acquisition Corp., on the one hand, or ARCO and Delta Housing, on the other, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

         7.8 GUARANTEES. ARCO and/or Delta Housing provided certain guarantees, indemnities and similar obligations with respect to the ARCO Parties, which guarantees, indemnities and obligations are set forth in Section 7.8 of the Disclosure Schedule. Arch and Acquisition Corp. agree to cooperate with ARCO and use its best efforts to cause the release of each such guarantee, indemnity and obligation, including the substitution of Arch, Acquisition Corp. and/or an Affiliate of Arch or Acquisition Corp. as the guarantor, indemnitor or responsible party thereunder and the release of ARCO and Delta Housing on or as soon as practicable after the Closing. Without limiting the foregoing, Arch and Acquisition Corp. hereby undertake, assume and agree to perform, pay and discharge all such guarantees, indemnities and obligations, and Arch and Acquisition Corp. shall indemnify and hold harmless each of ARCO and Delta Housing, including any officers, directors or Affiliates of ARCO and Delta Housing with respect to all Losses arising out of or relating to any such guarantee, indemnity or obligation.

         7.9 NAME CHANGES. No later than 30 days following the Closing Date, Acquisition Corp. shall cause the Company to amend the certificate of incorporation of each of the ARCO Parties to remove the word "ARCO" or any similarity or reference thereto. The new corporate name of the ARCO Parties adopted by Acquisition Corp. shall not contain any word or words confusingly similar to "ARCO" or the "Atlantic Richfield Company." No later than six months following the Closing Date, Arch shall remove the marks and names "ARCO," "ARCO COAL" and "ATLANTIC RICHFIELD" and the Spark Design and any other words, names or symbols proprietary to ARCO, from all tangible and intangible properties, real and personal, acquired by Acquisition Corp. and the Company hereunder.

         7.10 SURETY BONDS. Acquisition Corp. will use commercially reasonable efforts to submit surety bonds (collectively, "SUBSTITUTE SURETY BONDS" and individually, a "SUBSTITUTE SURETY BOND"), effective as of the Closing, in substitution for ARCO's or Delta Housing's surety bonds and self bonds listed in
Section 4.13 of the Disclosure Schedule (collectively, "SURETY BONDS" and individually, a "SURETY BOND"). If all the Substitute Surety Bonds are not effective 90 days after the Closing Date, Acquisition Corp. shall be required to pay ARCO or Delta Housing, in consideration of ARCO or Delta Housing keeping in effect those Surety Bonds for which a Substitute Surety Bond is not then effective (collectively, the "POST-CLOSING SURETY BONDS" and individually, a "POST-CLOSING SURETY BOND"), an amount equal to one-half of one percent of the face value of the Post-Closing Surety Bonds per month (or pro rata portion thereof) until such time as Substitute Surety Bonds are effective, it being agreed that the aggregate face value of the Post-Closing Surety Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds become effective after the Closing Date without regard to or whether any of the Post-Closing Surety Bonds are released. In the event Substitute Surety Bonds in substitution for all the Post-Closing Surety Bonds are not effective within 180 days after the Closing Date, in lieu of Acquisition Corp.'s payment obligation under the preceding sentence, Acquisition Corp. shall obtain, for the benefit of ARCO performance bonds or other assurances, from such surety providers and with such terms and conditions reasonably acceptable to ARCO and Delta Housing (the "PERFORMANCE BONDS") in an

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

aggregate face value equal to the aggregate face value of the Post-Closing Surety Bonds on and after such 180th day, it being agreed that the aggregate face value of the Performance Bonds shall be reduced dollar-for-dollar by the face value of Substitute Surety Bonds as such Substitute Surety Bonds thereafter become effective without respect to whether any of the Post-Closing Surety Bonds secured by the Performance Bonds are released. Without limiting the foregoing, Arch and Acquisition Corp. shall indemnify and hold harmless ARCO, Delta Housing and their Affiliates with respect to all Losses arising under the Surety Bonds.

         7.11 BLACK LUNG LIABILITY. Arch and Acquisition Corp. have reviewed any reserves and accruals of the ARCO Parties, including those which are with respect to potential liability under the Black Lung Benefits Act of 1972, as amended, the Black Lung Benefits Reform Act of 1977, as amended, and other applicable Federal and state black lung acts or laws designed to provide such benefits to employees. Arch acknowledges that, except with respect to any breach of the representation and warranty made by ARCO in Section 4.21 in respect of black lung liabilities, any Loss in respect of black lung shall not form the basis for any assertion of a breach of a representation or warranty contained in this Agreement.

         7.12 LITIGATION SUPPORT. From and after the Closing Date, Arch and Acquisition Corp shall indemnify and hold harmless ARCO, Delta Housing and their Affiliates with respect to all Losses arising out of or relating to any matter set forth in Section 4.14 of the ARCO Disclosure Schedule. Without limiting the foregoing, if and for so long as ARCO is defending or contesting any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the ARCO Parties, Arch and Acquisition Corp. shall cooperate and shall cause the ARCO Parties to cooperate (on and after the Closing Date) with ARCO or Delta Housing and its counsel and agents in such defense or contest, make available its and their personnel, and provide such testimony and access to its and their books and records as shall be necessary in connection with such defense or contest all at Acquisition Corp.'s cost.

         7.13  INSURANCE. Arch has reviewed the insurance  policies set forth in
Section 4.11 of the Disclosure Schedule. ARCO agrees that all such insurance policies shall remain in full force and effect until the Closing. All coverage and benefits under such insurance policies and any other insurance policies of ARCO or its Affiliates, subject to the terms thereof, shall cease at the Closing. On and after the Closing Date, Arch shall be solely responsible for obtaining and maintaining any and all insurance coverage and protection relating to the respective business, assets, properties, operations, liabilities and obligations of the ARCO Parties.

         7.14 ARCH'S AND ACQUISITION CORP.'S ENVIRONMENTAL RESPONSIBILITIES. Arch and Acquisition Corp. hereby acknowledge and agree that all Environmental Liabilities asserted against the ARCO Parties related to any property listed in
Section 7.14 of the Disclosure Schedule (the "PROPERTIES") shall be retained by the ARCO Parties on and following the Closing Date and that all Environmental Liabilities asserted against ARCO, Delta Housing or their Affiliates with respect or related to the Properties shall be assumed by Arch and Acquisition Corp. From and after the Closing Date, Arch and Acquisition Corp. shall perform, pay and discharge, or cause the ARCO Parties to perform, pay and discharge all retained and assumed

Environmental Liabilities, and shall indemnify and hold harmless ARCO, Delta Housing and their Affiliates with respect to such Environmental Liabilities.

         7.15 ARCO'S AND DELTA HOUSING'S ENVIRONMENTAL RESPONSIBILITIES. ARCO and Delta Housing hereby acknowledge and agree that all Environmental Liabilities resulting from the ownership or operation of properties other than the Properties (the "OTHER PROPERTIES") by the ARCO Parties or any of their predecessors or Affiliates (unless caused by Acquisition Corp., Arch, the ARCO Parties or any of their respective Affiliates on or after the Closing Date), shall be assumed by ARCO and Delta Housing. From and after the Closing Date, ARCO and Delta Housing shall perform, pay and discharge any such Environmental Liabilities assumed pursuant to this Section 7.15, and shall indemnify and hold harmless each Arch Indemnitee with respect to such Environmental Liabilities.

         7.16  OTHER LIABILITIES.

         (a) Except as otherwise expressly provided in this Agreement and without limiting ARCO's or Delta Housing's liability for breaches of representations and warranties and defaults of covenants and agreements under this Agreement and the Purchase Agreement in addition to the Environmental Liabilities, Arch and Acquisition Corp. hereby acknowledge and agree that, all Other Liabilities shall be retained by the ARCO Parties on and following the Closing Date. Except with respect to Other Liabilities retained by Delta Housing or required to be indemnified by ARCO and Delta Housing, in each case as expressly provided under this Agreement and the Purchase Agreement from and after the Closing Date, Acquisition Corp. shall perform, pay or discharge or cause the ARCO Parties to perform, pay or discharge such Other Liabilities, and shall indemnify and hold harmless each of ARCO and Delta Housing and any officer, director, employee, agent or Affiliate of ARCO or Delta Housing with respect to such Other Liabilities.

         (b) "OTHER LIABILITIES" shall mean any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements or expenses (including attorneys' fees and costs, experts' fees and costs and consultants' fees and costs) of any kind or nature, whether existing on the Closing Date or arising thereafter (including those absolute, accrued, contingent, unknown or otherwise), that are asserted against an ARCO Party or ARCO, Delta Housing or any of their Affiliates arising out of, based on or relating to the business, assets, properties, operations, liabilities or obligations of any and all of the ARCO Parties, other than Environmental Liabilities.

         7.17 DISCLOSURE SCHEDULES. The parties hereto shall have ten (10) days after the Effective Date to revise the Disclosure Schedules delivered hereunder by written notice to the other party; provided, however, that no such revision shall materially alter the nature or effect of the specific item so modified, or alone or in the aggregate have a Material Adverse Effect. The revised Disclosure Schedules shall become the Disclosure Schedules to the Agreement as if initially attached hereto.

         7.18 COMMERCIALLY REASONABLE EFFORTS. Each of Arch, Acquisition Corp., ARCO and Delta Housing will use commercially reasonable efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this

Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Sections 11.1 and 11.2).

                                    ARTICLE 8
                         EMPLOYEES AND EMPLOYEE BENEFITS

         8.1  RETENTION OF EMPLOYEES AND CONTINUATION OF BENEFITS.

         (a) Section 8.1(a) of the Disclosure Schedule sets forth a list of the Employees who will be retained in employment by TBCC ("TRANSFEREES"), which list shall be updated and supplemented by ARCO and agreed to by Acquisition Corp. on and as of the Closing Date. Acquisition Corp. shall take such action as may be necessary to provide that as of the Closing Date, the Transferees shall remain employed by the ARCO Parties or shall be employed by Acquisition Corp. and the Transferees shall, except as otherwise provided, participate in Acquisition Corp.'s employee benefit plans offered to similarly situated employees.

         (b) Without limiting the foregoing, for purposes of this Article 8, Arch shall ensure that on and following the Closing Date, the Transferees shall receive credit with respect to any benefit plan, arrangement or other right whether contemplated in Section 4.17 of the Disclosure Schedule or otherwise, for any period of employment with ARCO or the ARCO Parties (including any applicable predecessors or Affiliates) prior to the Closing Date for eligibility and vesting purposes under each employee benefit plan, arrangement or other right; provided, however, that in no event shall any Transferees be given credit for any such purpose for any period of employment that was not counted for such purpose under any applicable plan, arrangement or Plan of ARCO or the ARCO Parties prior to the Closing Date.

         8.2 RETENTION OF RETIREMENT PLANS FOR ARCO PARTIES. Section 8.2 of the Disclosure Schedule sets forth a list of any retirement plan established and maintained by the ARCO Parties or ARCO (collectively, the "RETIREMENT PLANS"). Acquisition Corp. shall take such action as may be necessary to cause any applicable ARCO Party to continue to administer and maintain its respective Retirement Plan until December 31, 1998. On and following the Closing Date, Acquisition Corp. shall be responsible for retaining the sponsorship and all assets, accounts, liabilities and obligations of the Retirement Plans applicable to Transferees or former employees of the applicable ARCO Party, and Acquisition Corp. shall release, indemnify and hold harmless ARCO, Delta Housing and any of their Affiliates with respect to all Losses arising out of or relating to the Retirement Plans. Acquisition Corp. agrees that if, after December 31, 1998, the defined benefit Retirement Plan is merged into the Arch's Retirement Plan, the opening balance credits in the Arch's Retirement Plan with respect to Transferees shall be no less than the assets of the merged Retirement Plan allocable to the Transferees, and Transferees shall be entitled to the transition credits, though not longer than December 31, 2012, based on their years of Retirement Plan benefit accrual service, as provided by the Arch's Retirement Plan as of the Closing Date.

         8.3 ARCO'S PENSION PLAN. As of the Closing Date, any Transferees who are participants in the Atlantic Richfield Retirement Plan II (the "ARCO RETIREMENT PLAN") shall no longer participate in such plan. Arch shall take such action as may be necessary to provide that all such Transferees shall participate in Arch's cash balance defined benefit retirement plan ("ARCH'S RETIREMENT PLAN"). Arch understands and agrees that the accrued benefits of any Transferees under the ARCO Retirement Plan shall not increase following the Closing Date and that any surplus under such plan with respect to such Transferees shall be retained by ARCO. Arch agrees to provide open balance credits in Arch's Retirement Plan with respect to Transferees based on the Transferee's monthly accrued benefit under the ARCO Retirement Plan and the conversion factor under Arch's Retirement Plan, as in effect on the Closing Date. Such Transferee's open balance credits shall be reduced by the present value of the Transferee's accrued benefit under the ARCO Retirement Plan. Arch also agrees to provide Transferees with transition credits, though not longer than December 31, 2012, based on their years of ARCO Retirement Plan benefit accrual service, similar to the credits provided under Arch's Retirement Plan, as in effect on the Closing Date.

         8.4 THRIFT PLAN. As of the Closing Date, any Transferees who are participants in the Atlantic Richfield Capital Accumulation Plan II and the Atlantic Richfield Savings Plan II (collectively, "ARCO ACCUMULATION AND SAVINGS PLANS") shall no longer participate in such plans. Arch shall take such action as may be necessary to provide that all such Transferees shall participate in Arch's defined contribution retirement plan(s) (collectively, the "ARCH'S SAVINGS PLAN"). Arch shall allow Transferees to make direct rollovers under
Section 401(a)(31) of the Code or elective transfers under Treas. Reg. 1.411(d)-4, Q&A-3 of their account balances from the ARCO Accumulation and Savings Plans to Arch's Savings Plan. Arch and ARCO understand and acknowledge that Transferees who are participants in the ARCO Accumulation and Savings Plans may at their election choose to leave their contributions in either or both of the ARCO Accumulation and Savings Plans.

         8.5 OTHER EMPLOYEE BENEFITS. Except as specifically set forth in Sections 8.3 and 8.4, as of the Closing Date (i) Employees of the ARCO Parties (and their respective beneficiaries and dependents) shall no longer participate in any employee benefit plan or arrangement maintained by ARCO and (ii) Arch and the Company shall assume or retain (as applicable) all liabilities relating to Transferees or former employees of the ARCO Parties (and their respective beneficiaries and dependents). Without limiting the provisions of Section 8.1, Arch shall continue to provide until December 31, 1998 under plans comparable to plans applicable to Transferees prior to the Closing, the following benefits:
(i) the group health coverage currently provided to the Transferees, former employees and their dependents, or any sub-group thereof (collectively, the "PARTICIPANTS"), or comparable group health coverage which shall (A) waive any pre-existing condition limitations on benefits for the Participants, (B) waive any eligibility waiting periods for the Participants, and (C) give effect, in determining or applying any deductible and maximum out-of-pocket limitations, to claims incurred, amounts paid by or on behalf of and amounts reimbursed to the Participants under ARCO's or an ARCO Party's group health plan during the calendar year in effect as of the Closing Date, and (ii) benefits under the employee benefit plans described in Section 4.17 of the Disclosure Schedule. Without limiting the foregoing, Arch agrees to provide coverage to the Transferees as required by the Consolidated Omnibus Budget Reconciliation Act of 1985.

         8.6 FLEXIBLE SPENDING ACCOUNTS. ARCO and Acquisition Corp. agree to cooperate with each other in all reasonable respects to effect an orderly transition for Employees from the flexible spending account plans in which such Employees currently participate to Arch's comparable plans as appropriate and to the extent permitted by applicable law.

         8.7 COOPERATION. ARCO and Acquisition Corp. agree to cooperate with each other in all reasonable respects with respect to administrative issues arising out of this Agreement that relate to the Plans of ARCO, Acquisition Corp. or their respective Affiliates.

         8.8 BLACK LUNG MATTERS. After the Closing, and subject to Arch's and Acquisition Corp.'s right to indemnity for ARCO's and/or Delta Housing's breach of its representation and warranty in Section 4.21 of this Agreement, Acquisition Corp. shall pay or cause the ARCO Parties to pay all liabilities of ARCO or Delta Housing under the Federal Mine Safety and Health Act of 1977, as amended, and applicable Federal and state laws for claims for disability or death due to "black lung" or pneumoconiosis, whenever created.

         8.9  TRANSFEREE TERMINATION BY ARCH.

         (a) In the event the employment of any Transferee is terminated for any or no reason following the Closing Date, ARCO shall have no liability with respect to any severance or other post-employment benefits applicable to such termination, and Arch shall indemnify and hold harmless ARCO, Delta Housing or their Affiliates for all losses, claims, damages, liabilities, costs and expenses (including any attorney fees) arising out of or relating to any termination of employment or any severance or other post-employment benefit with respect to the Transferees following the Closing Date. Without limiting the foregoing, Arch agrees to defend and indemnify ARCO, Delta Housing or their Affiliates for any losses, claims, damages, liabilities, costs and expenses (including any attorney fees) arising out of or relating to any claim for severance benefits for whatever reason or basis, including, without limitation, a change of a Transferee's terms and conditions of employment with Arch such as a change in compensation or employee benefit plans.

         (b) Without limiting the generality of the foregoing, in the event the employment of any Transferee is terminated for any or no reason, other than for cause in accordance with Arch's applicable disciplinary procedures, if any, within one year following the Closing Date, Arch shall provide such Transferee severance benefits, including, without limitation, the payment of an allowance and the continuation of medical and dental coverage and the R-60, in accordance with the provisions of the Atlantic Richfield Special Termination Allowance Plan, as amended, and the Atlantic Richfield Termination Allowance Plan Policy Provisions copies of which are attached hereto as Exhibit 8.9(b), and any individual severance arrangement as set forth in Section 4.17 of the Disclosure Schedule applicable to the Transferees prior to the Closing Date.

         (c) Notwithstanding anything else in this Agreement, Acquisition Corp. shall not be required to provide severance benefits for any of the individuals set forth in Section 8.9(c) of the Disclosure Schedule.

                                    ARTICLE 9
                                      TAXES

         9.1  ARCO TAX MATTERS.

         (a) ARCO will prepare and file or cause to be prepared and filed all Tax Returns for the ARCO Parties required to be filed prior to the Closing Date with the appropriate United States, state, local and foreign governmental entities for any taxable period of the ARCO Parties that ends on or before the Closing Date (the "PRE-CLOSING TAX PERIOD"). ARCO will make all payments shown thereon as owing with respect to any such Tax Return. ARCO will prepare and, if required to do so by applicable law, deliver to the Company for signing and filing any state income Tax Returns of the ARCO Parties with respect to any Pre-Closing Tax Period (including any short period) that have not been filed prior to the Closing Date. The Company will make all payments shown thereon as owing with respect to any such Tax Returns.

         (b) Except as otherwise provided in Section 9.1(a) or (c), the Company will prepare and file or cause to be prepared and filed all Tax Returns for the ARCO Parties that are required to be filed with the appropriate United States, state, local and foreign governmental entities for all periods as to which such Tax Returns are due after the Closing Date. The Company will pay or cause to be paid all taxes required to be paid with respect to such Tax Returns.

         (c) With respect to any taxable period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, ARCO will, and the Company will cause the ARCO Parties to, (i) take all steps as are or may be reasonably necessary, including the filing of elections or returns with applicable taxing authorities, to cause such period to end on the Closing Date; or (ii) if clause (i) is inapplicable, report the operations of the ARCO Parties only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated, or unitary Tax Return filed by ARCO, notwithstanding that such taxable period does not end on the Closing Date. If clause (ii) applies to a taxable period of the ARCO Parties, the portion of such taxable period included in such return filed by ARCO will be treated as a Pre-Closing Tax Period described in Section 9.1(a) and Arch will not be responsible for filing such return for such year pursuant to
Section 9.1(b).

         (d) In order to assist ARCO in the preparation of all Tax Returns that ARCO is required to prepare pursuant to Section 9.1(a), the Company will prepare or cause the ARCO Parties to prepare and deliver within 60 days of receipt ARCO's standard Federal and state tax return data gathering packages relating to the ARCO Parties. In addition to providing such packages, the Company will promptly provide or cause to be provided to ARCO such other information as ARCO may reasonably request (including access to books, records and personnel) in order for the operations of the ARCO Parties to be properly reported in such Tax Returns, for the preparation for any Tax audit or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

         (e) To the extent refunds of Taxes are not recorded on the Closing Date Balance Sheet, the Company will pay or cause to be paid to ARCO all refunds or credits of Taxes (including any interest thereon) received by the Company after the Closing Date and attributable to Taxes paid by ARCO with respect to any Pre-Closing Tax Period. Such payment will be made to ARCO within 30 days after receipt of any such refund from or allowance of such credit by the relevant taxing authority.

         (f) ARCO will indemnify and hold the Company harmless from and against any and all liability for any taxable period as a result of Treasury Regulation
Section 1.1502-6 (or any comparable provision of state or local law) for taxes of any corporation or other entity, other than the ARCO Parties, which is or has been affiliated with ARCO.

         9.2  ARCH TAX MATTERS.

         (a) Arch will prepare and file or cause to be prepared and filed all Federal and state income Tax Returns for AOW required to be filed with the appropriate United States, state, local and foreign governmental entities for any taxable period of such member that ends on or before the Closing Date (the "ARCH PRE-CLOSING TAX PERIOD"). Arch will prepare and, if required to do so by applicable law, deliver to the Company for signing and filing any state income Tax Returns of AOW with respect to any Arch Pre-Closing Tax Period (including any short period) that have not been filed prior to the Closing Date. Arch will make all payments shown thereon as owing with respect to any such Tax Returns.

         (b) Except as otherwise provided in Section 9.2(a), the Company will prepare and file or cause to be prepared and filed all Tax Returns for AOW that are required to be filed with the appropriate United States, state, local and foreign governmental entities for all periods as to which such Tax Returns are due after the Closing Date. The Company will pay or cause to be paid all taxes required to be paid with respect to such Tax Returns.

         (c) With respect to any taxable period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Arch will, and the Company will cause AOW to, (i) take all steps as are or may be reasonably necessary, including the filing of elections or returns with applicable taxing authorities, to cause such period to end on the Closing Date; or (ii) if clause (i) is inapplicable, report the operations of AOW only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated, or unitary Tax Return filed by Arch, notwithstanding that such taxable period does not end on the Closing Date. If clause (ii) applies to a taxable period of AOW, the portion of such taxable period included in such return filed by Arch will be treated as an Arch Pre-Closing Tax Period described in Section 9.2(a) and the Company will not be responsible for filing such return for such year pursuant to Section 9.2(b).

         (d) In order to assist Arch in the preparation of all Tax Returns that Arch is required to prepare pursuant to Section 9.2(a), the Company will prepare or cause AOW to prepare and deliver within 60 days of receipt Arch's standard Federal and state tax return data gathering packages relating to AOW. In addition to providing such packages, the Company will promptly provide or cause to be provided to Arch such other information as Arch may reasonably request (including access to books, records and personnel) in order for the operations of AOW to be properly reported in such Tax Returns, for the preparation for any Tax audit or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

         (e) The Company will pay or cause to be paid to Arch all refunds or credits of income taxes (including any interest thereon) received by the Company after the Closing Date and attributable to income taxes paid by Arch with respect to any Arch Pre-Closing Tax Period. Such payment will be made to Arch within 30 days after receipt of any such refund from or allowance of such credit by the relevant taxing authority.

         (f) Arch will indemnify and hold the Company harmless from and against any and all liability for any taxable period as a result of Treasury Regulation
Section 1.1502-6 (or any comparable provision of state or local law) for taxes of any corporation or other entity, other than AOW, which is or has been affiliated with Arch.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 ARCH'S AND ACQUISITION CORP.'S INDEMNIFICATION. Subject to the limitations set forth in this Article 10, Arch and Acquisition Corp., jointly and severally, shall indemnify and hold harmless each of ARCO, Delta Housing and their respective officers, directors, employees, agents and Affiliates, other than the ARCO Parties (collectively, the "ARCO INDEMNITEES") from and against any and all Losses to which they or any of them may become subject, including as a result of claims by third parties, to the extent caused by:

         (a) any breach or default in performance by Arch, Acquisition Corp. or the Company of any covenant, obligation or agreement of Acquisition Corp. contained in this Agreement, including those obligations of Arch or Acquisition Corp. set forth in Articles 3, 7, 8 and 9 hereof, specifically including any covenant, obligation or agreement of Arch or Acquisition Corp. in respect of Environmental Liabilities related to the Properties as provided in Section 7.14, and in respect of the Other Liabilities as provided in Section 7.16(a);

         (b) any breach of any representation or warranty made by Arch, any Arch Parties or the Company in this Agreement, or in any certificate, instrument or other document delivered by or on behalf of Arch or any Arch Party at the Closing;

and as otherwise expressly provided for in this Agreement, including in respect of Transfer Taxes as provided in Section 2.5.

         10.2 ARCO'S AND DELTA HOUSING'S INDEMNIFICATION. Subject to the limitations set forth in this Article 10, ARCO and Delta Housing, jointly and severally, shall indemnify and hold harmless Arch, Acquisition Corp. and their respective officers, directors, employees, agents and Affiliates, including after the Closing the ARCO Parties and their officers, directors, employees, agents and Affiliates, (collectively, the "ARCH INDEMNITEES") from and against any and all Losses to which they or any of them may become subject, including as a result of claims by third parties, to the extent caused by;

         (a) any breach or default in performance by ARCO or Delta Housing of any covenant, obligation or agreement of ARCO or Delta Housing contained in this Agreement, including those obligations of ARCO and Delta Housing set forth in Articles 3, 7, 8 and 9 hereof, specifically including any covenant, obligation or agreement of ARCO or Delta Housing in respect of Environmental Liabilities related to the ownership or operation of the Other Properties, as provided in Section 7.15 and in respect of certain Tax liabilities under Section 9.1(f);

         (b) any breach of any representation or warranty made by ARCO or Delta Housing in this Agreement or in any certificate, instrument or other document delivered by or on behalf of ARCO or Delta Housing at the Closing;

         (c)  [Confidential Treatment Requested]*

         10.3  MONETARY LIMITATION.

         (a) As used in this Agreement, "LOSSES" shall mean any losses, claims, damages, liabilities, out-of-pocket costs and expenses (including judgment costs of settlement and reasonable attorneys', consultants' and experts' fees). "OTHER LOSSES" shall mean any Losses as defined in the Purchase Agreement. "COMBINED Losses" shall mean the aggregate of all Losses of Arch Indemnitees and all Other Losses of Arch Indemnitees that ARCO, ARCO Uinta or Delta Housing are obligated to indemnify against pursuant to this Agreement or pursuant to the Purchase Agreement. Notwithstanding the foregoing, the dollar amount of any Losses shall be determined after taking into account the limitations set forth in Section 10.6(d).

         (b) ARCO, ARCO Uinta and Delta Housing shall have no obligation to indemnify any Arch Indemnitee pursuant to Section 10.2(a) or Section 10.2(b) (other than for any breach of the representations, warranties or covenants set forth in Sections 4.6, 4.12(b), 4.26 and 7.15) unless and until the Combined Losses incurred or sustained by all Arch Indemnitees exceeds $25 million (provided that no individual Loss or Other Loss of less than $500,000 shall be counted against such $25 million), and then only for the excess over $25 million. In addition, the liability of ARCO, ARCO Uinta and Delta Housing to indemnify the Arch Indemnitees for Combined Losses other than Losses arising under Sections 4.6, 4.26, 7.15, 7.21 and 10.2(c) shall in no event exceed $500 million in the aggregate.

         10.4  NATURE AND SURVIVAL; TIME LIMITS.

         (a) All representations and warranties set forth in Articles 4, 5 and 6 shall survive the Closing and continue in effect until the first anniversary of the Closing Date, at which time any and all liability arising out of or relating to such representations and warranties shall terminate provided that ARCO's and Delta Housing's representations and warranties set forth in Section
4.6 as to title of the Contributed ARCO Interests to which Acquisition Corp.'s indemnification obligations apply shall survive the Closing for three years. Any claim against any party hereto for indemnification pursuant to this Agreement as a result of any breach of representation or warranty made by such party must be made promptly, and in all events within the period of time during which such representation or warranty survives the Closing pursuant to this Section 10.4(a), if any.

         (b) Except for the representations and warranties described in Section 10.4(a), all covenants, obligations and agreements of the parties set forth in this Agreement, including those obligations set forth in Articles 7, 8 and 9 hereof, shall survive indefinitely.

         10.5 LIMITATION ON REMEDIES; MITIGATION. The indemnification provided in this Agreement, subject to any applicable limitations thereto set forth in this Agreement, shall be the sole and exclusive remedy available to a party for any breach, default or violation of this Agreement by the other party. The Indemnified Party shall use all reasonable efforts to mitigate any Losses.

         10.6 GENERAL PROVISIONS. In the case of any claim for indemnification brought pursuant to this Agreement:

         (a) The party entitled to indemnification (the "INDEMNIFIED PARTY") shall notify the party obligated to provide indemnification (the "INDEMNIFYING PARTY") promptly upon (i) receipt of notice of the commencement of the claim by a third party for which indemnification is sought pursuant to this Agreement;
(ii) becoming aware of a claim for indemnification not involving a claim by a third party, and (iii) the occurrence of any material event or change with respect to any ongoing claim in writing and in reasonable detail, and within any applicable time limits specified in this Agreement.

         (b) In case any such claim is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, or in respect of any ongoing action, the Indemnifying Party will be entitled to participate therein and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof. Subsequent to such assumption of defense, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that the Indemnified Party shall thereafter have the right to participate in the defense of such claim and to be represented, solely at its expense, by advisory counsel selected by it. In all cases in which the Indemnifying Party assumes the defense of such claim, the Indemnifying Party shall control such defense, and any settlement of such claim shall require the consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Section 10.6, the Indemnified Party shall have the right to employ separate counsel at its sole cost and expense if there shall be available one or more defenses or one or more counterclaims available to the Indemnified Party which conflicts with one or more defenses or one or more claims or counterclaims available to the Indemnifying Party. Whether or not the Indemnifying Party shall have assumed the defense of a claim for which the Indemnified Party is entitled to be indemnified, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

         (c) The Indemnified Party will, at the expense of the Indemnifying Party, cooperate and consult with the Indemnifying Party in the defense of any such action and shall furnish any documents and endeavor to make available any witnesses under its control.

         (d) Any indemnification payment shall be (i) limited to the Losses actually incurred (after giving effect to the Present Value Benefit, realized or realizable by the Indemnified Party in connection with or as a result of the incurrence of the Loss for which the indemnity payment is to be made) and shall not include punitive damages, indirect damages, or consequential damages (including lost profits) incurred by the Indemnified Party, (ii) net of insurance proceeds received by the Indemnified Party (and the amount of indemnification payable under this Agreement shall not include the amount of any insurance proceeds actually recovered by the Indemnified Party with respect to a
Loss) and (iii) in the case of Arch Indemnitees net of any reserves of TBCC reflected on the Interim Date Balance Sheet applicable thereto. The foregoing limitations shall apply before application of the monetary limitations specified in Section 10.3(b). If the amount to be netted hereunder from any payment by the Indemnifying Party is determined after the Indemnifying Party has already paid any amount required to be paid pursuant to this Agreement, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Agreement had such determination been made at the time of such payment.

         10.7 TAX TREATMENT. Any indemnity payment made under this Article shall be treated for tax purposes as a contribution to the Company (and a related increase in tax basis) by the member who makes, or is affiliated with the party who makes, such payment unless otherwise required by law. No payment under this Article 10 shall have a net effect on the capital accounts or percentage interests of the members in the Company.

         10.8  COOPERATION AND COMMUNICATION.

         (a) The parties to this Agreement (i) acknowledge that they are subject to a covenant of good faith and fair dealing with respect to this Agreement and (ii) agree to use commercially reasonable efforts to communicate with and cooperate with each other with respect to any dealings they may have with other parties which could reasonably be expected to affect the obligations of the parties under this Agreement.

         (b) [Confidential Treatment Requested]*

         (c) [Confidential Treatment Requested]*

         (d)  [Confidential Treatment Requested]*

         (e) Acquisition Corp. and ARCO shall execute an Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") in a form acceptable to ARCO and Arch, whereby ARCO will assign, and TBCC will assume, all rights and obligations of ARCO pursuant to the Conditional Agreement identified in the Disclosure Schedule (the "CONDITIONAL AGREEMENT"). [Confidential Treatment Requested]*

         10.9 EFFECTING THE INDEMNITY. Any indemnity payment to be made by a party hereto shall be made to the Company, except as set forth in the next sentence, notwithstanding any other provision of the Agreement. Any indemnity payment which is intended to make another party whole for out of pocket costs incurred by that party shall be made to the member that incurred, or is affiliated with the person that incurred, those costs.

                                   ARTICLE 11
                              CONDITIONS TO CLOSING

         11.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF ARCH AND ACQUISITION CORP. The obligations of Arch and Acquisition Corp. under this Agreement are subject to the satisfaction (or waiver by Arch), prior to or on the Closing Date, of each of the following conditions:

         (a) Any breach or breaches of the representations and warranties of ARCO or Delta Housing contained in this Agreement or of ARCO and ARCO Uinta in the Purchase Agreement at and as of the Closing Date, after giving effect to such representations and warranties as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be given effect as of such date), that alone or in the aggregate do not have a Material Adverse Effect.

         (b) ARCO and Delta Housing shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by ARCO or Delta Housing prior to or at the Closing, including notifications under Section 7.3.

         (c) The waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any Federal laws, any of the transactions contemplated by this Agreement.

         (d) Arch shall have received an opinion, dated the Closing Date, of counsel employed by ARCO, in form and substance reasonably acceptable to Arch and Acquisition Corp.

         (e) There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing in any material respect the consummation of the transactions contemplated by this Agreement on the Closing Date.

         (f) Arch shall have received such resignations of the officers and directors of the ARCO Parties as shall have been requested by Arch in writing not less than 30 days prior to the Closing Date, subject to the provisions of
Article 8.

         (g) Since the Effective Date, there have been no adverse events or occurrences other than adverse events or occurrences as a result of general economic conditions or other conditions affecting the industry in which the ARCO Parties operate (including fluctuations in coal prices and legislative or regulatory conditions) that together with the total amount of claims of the Arch Indemnitees for ARCO's or Delta Housing's breaches of their representation or warranties contained in this Agreement or in the Purchase Agreement as of the Closing Date, have a Material Adverse Effect.

         (h) The transactions contemplated in the Purchase Agreement shall be consummated concurrently with the Closing.

         If the Closing occurs, nothing in this Section 11.1 shall be construed to limit Arch's or Acquisition Corp.'s indemnification rights or the amount of ARCO's or Delta Housing's indemnification obligations, and it is expressly agreed that unless waived in writing by Arch or Acquisition Corp. at or prior to the Closing, any remedy available to Arch or Acquisition Corp. for ARCO's or Delta Housing's breach of its representations and warranties or substantial failure to perform or comply with any obligation or covenant, including ARCO's or Delta Housing's indemnification obligations after the Closing in respect of such breaches and failures occurring on or prior to Closing, shall survive Closing and be unaffected thereby.

         11.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ARCO AND DELTA HOUSING. The obligations of ARCO and Delta Housing under this Agreement are subject to the satisfaction (or waiver by ARCO and Delta Housing), prior to or on the Closing Date, of each of the following conditions:

         (a) The representations and warranties of Arch or Acquisition Corp. contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same effect as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date).

         (b) Arch and Acquisition Corp. shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Arch and Acquisition Corp. prior to or at the Closing.

         (c) The waiting period under the HSR Act shall have expired or been terminated, and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any Federal laws, any of the transactions contemplated by this Agreement.

         (d) ARCO shall have received an opinion, dated the Closing Date, of Jeffry N. Quinn, counsel for Arch and Acquisition Corp., in form and substance reasonably acceptable to ARCO and Delta Housing.

         (e) There shall not be in effect any injunction or order issued by any court or administrative agency of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement on the Closing Date.

         (f) The transactions contemplated in the Purchase Agreement shall be consummated concurrently with the Closing.

         (g) Any consents necessary to transfer operating permits for mines owned by either of the ARCO Parties shall have been obtained unless Arch and Acquisition Corp. shall have agreed to indemnify ARCO and the ARCO Parties from any Losses arising out of the failure to obtain such consents.

         If the Closing occurs, nothing in this Section 11.2 shall be construed to limit ARCO or Delta Housing's indemnification rights or the amount of Arch or Acquisition Corp.'s indemnification obligations, and it is expressly agreed that unless waived in writing by ARCO or Delta Housing at or prior to the Closing, any remedy available to ARCO or Delta Housing in writing for Arch's or
Acquisition Corp.'s breach of their representations and warranties or substantial failure to perform or comply with any obligation or covenant, including Arch's and Acquisition Corp.'s indemnification obligations after the Closing in respect of such breaches and failures occurring on or prior to Closing, shall survive Closing and be unaffected hereby.

                                   ARTICLE 12
                            TERMINATION OF AGREEMENT

         12.1 TERMINATION BEFORE CLOSING. This Agreement may be terminated at any time before Closing:

         (a) by the mutual consent of ARCO, Delta Housing, Acquisition Corp. and Arch in writing;

         (b) by Arch (i) if there have been breaches by ARCO or Delta Housing of any representations or warranties of ARCO and/or Delta Housing contained in this Agreement or by ARCO and/or ARCO Uinta in the Purchase Agreement that alone or in the aggregate have a Material Adverse Effect, and if the breaches have continued for a period of 30 days following Arch's notification to ARCO of such breaches, or (ii) if events have occurred which have made it impossible to satisfy the conditions precedent to the obligations of Arch and Acquisition Corp. set forth in Section 11.1;

         (c) by ARCO (i) if there have been material breaches by Arch or Acquisition Corp. of any representations or warranties of Arch and/or Acquisition Corp. contained in this Agreement or in the Purchase Agreement, and if the breaches have continued for a period of 30 days following ARCO's notification to Arch of such breaches, or (ii) if events have occurred which have made it impossible to satisfy the conditions precedent to the obligations of ARCO and Delta Housing set forth in Section 10.2;

         (d) by Arch if Closing has not occurred on or prior to 75 days after the Effective Date other than primarily as a result of Arch's or Acquisition Corp.'s breach or default of this Agreement; or

         (e) by ARCO if the Closing has not occurred on or prior to 75 days after the Effective Date other than primarily as a result of ARCO or Delta Housing's breach or default of this Agreement.

         12.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate and there shall be no liability on the part of any party to this Agreement, except for material willful breaches of and intentional misstatements in or pursuant to this Agreement prior to the time of such termination; provided, however, that the obligations in Sections 7.1(b), 7.5, 7.6, 12.2, 13.3 and 13.10 shall survive the termination of this Agreement.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Disclosure Schedule, the Company Agreement, Purchase Agreement and the Tax Sharing Agreement, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated herein and supersedes any previous agreements and understandings between the parties with respect thereto.

         13.2 CONSTRUCTION. This Agreement is the result of arms-length negotiations between, and has been prepared and reviewed by, each party hereto and its respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto.

         13.3 GOVERNING LAW. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto shall be governed by the substantive laws of the State of Delaware without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction (except those that cannot be waived) that would call for the application of the substantive law of any jurisdiction other than the State of Delaware.

         13.4 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier,
(iii) four business days after being deposited in the United States mail, postage prepaid, or (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties listed below as follows:

  If to ARCO or Delta Housing:       Atlantic Richfield Company
                                     515 South Flower Street
                                     Los Angeles, California 90071
                                     Facsimile: (213) 486-0170 - Treasurer
                                     Facsimile: (213) 486-1544 - General Counsel
                                     Attention: Treasurer
                                     Attention: General Counsel

  If to Arch or Acquisition Corp.:   Arch Coal, Inc.
                                     CityPlace One, Suite 300
                                     St. Louis, Missouri 63141
                                     Facsimile: 314-994-2734
                                     Attention:  Jeffry N. Quinn

  If to the Company:                 Arch Western Resources LLC
                                     CityPlace One, Suite 300
                                     St. Louis, Missouri 63141
                                     Facsimile: 314-994-2734
                                     Attention:  Jeffry N. Quinn

         13.5 WAIVER. Waivers of or consents to departures from the provisions hereof may be given; PROVIDED, however, that the same shall be in writing and be signed by the parties hereto. No such waiver or consent shall be construed as a waiver of or consent to any other departure from any such provisions or any other provisions hereof.

         13.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made, in whole or in part, by any party (by operation of law or otherwise) without the prior written consent of the other parties hereto, and any purported assignment without consent shall be void.

         13.7 AMENDMENT. This Agreement may not be amended, modified or supplemented unless the same shall be in writing and signed by the parties hereto.

         13.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

         13.9 NO THIRD PARTY BENEFICIARIES. The terms, agreements and provisions of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any Person not a party hereto, including each of the ARCO Parties.

         13.10  JURISDICTION; SERVICE OF PROCESS

         (a) Each party to this Agreement hereby irrevocably submits itself to the non-exclusive jurisdiction of the Supreme Court for the State of New York, sitting in the Borough of Manhattan, or the United States District Court for the Southern District of New York, (i) for the purposes of any suit, action or other proceeding brought by any other party, or its respective successors or assigns arising out of the transactions contemplated by this Agreement or the Purchase Agreement, (ii) to enforce a resolution, settlement, order or award made pursuant thereto, or any obligation for the payment of money contained herein. To the extent permitted by applicable Law, each party to this Agreement hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) it is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) a resolution, settlement or order made pursuant thereto, or such an obligation for the payment of money, may not be enforced in or by such court. Nothing contained herein shall be deemed to waive the right of a party to seek removal of a matter from state court to Federal court if such removal is otherwise permissible.

         (b) Each party to this Agreement hereby consents to service of process on it at the office for service of process set forth below as its office for service of process and additionally irrevocably designates and appoints the person named in Exhibit 13.10(b) as its "Agent" and attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service upon Agent shall constitute valid service upon the party or its successors or assigns. Each party agrees that (x) the sole responsibilities of the Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to such party, by registered airmail, return receipt requested, at the address for it set forth in Section 13.4, or at the last address filed in writing by it with the Agent, and (iii) to give prompt telecopied notice of receipt thereof to it at such address (y) the Agent shall have no responsibility for the receipt or nonreceipt by the respective party of such process, nor for any performance or nonperformance by the respective party or its respective successors or assigns, and (z) failure of the Agent to send a copy of any such process or otherwise to give notice thereof to the respective party shall not affect the validity of such service or any judgment in any action, suit or proceeding based thereon. If service of process cannot be effected in the foregoing manner, each party further irrevocably consents to the service of process in any action, suit or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, return receipt requested, to it at its address set forth in Section 13.4 hereof. The foregoing, however, shall not limit the right of the party to serve process in any other manner permitted by Law. Any judgment against a party in any suit for which such party has no further right of appeal shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described; PROVIDED, HOWEVER, that the plaintiff may at its option bring suit, or institute other judicial proceedings, against such party or any of its assets in the courts of any country or place where such party or such assets may be found. Each party further covenants and agrees that for three years following the Closing Date, it shall maintain a duly appointed agent for the service of summonses and other legal processes in New York.


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

         For purposes of this Section 13.10, the Agent and offices for service of process for each of the parties shall be as set forth in Exhibit 13.10(b) or such other person or offices as shall be designated in writing by any party to the other parties.

         13.11 DISCLAIMER FOR COMMUNICATIONS. Except as and to the extent set forth in this Agreement, ARCO, Delta Housing and their respective Affiliates make no representations, promise, covenant or warranty regarding the ARCO Parties, their assets, business, operations, liabilities or obligations, or otherwise, and disclaim all liability and responsibility for any representation, warranty, disclosure or statement made or communicated (orally or in writing) to Arch, Acquisition Corp. or their respective Affiliates or to any officer, stockholder, director, employee, agent, consultant or representative of Arch, Acquisition Corp. or their respective Affiliates, including any information provided by any investment banking firm or other agent of ARCO or Delta Housing, or any opinion, statement or advice which may have been provided to Arch, Acquisition Corp. or their respective Affiliates by any officer, stockholder, director, employee, agent, consultant or representative of ARCO, Delta Housing or the ARCO Parties.




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




         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement as of the date first written above.

                                 ARCH COAL, INC.

                                 /s/ David B. Peugh
                                 ----------------------------------------------
                                 By:     David B.Peugh
                                 Title:  Vice President



                                 ARCH WESTERN ACQUISITION CORPORATION

                                 /s/ Jeffry N. Quinn
                                 ----------------------------------------------
                                 By:     Jeffry N. Quinn
                                 Title:  President



                                 ATLANTIC RICHFIELD COMPANY

                                 /s/ Terry G. Dallas
                                 ----------------------------------------------
                                 By:     Terry G. Dallas
                                 Title:  Senior Vice President and Treasurer



                                 DELTA HOUSING INC.

                                 /s/ Charles P. Cooley
                                 ----------------------------------------------
                                 By:     Charles P. Cooley
                                 Title:  Treasurer



                                 ARCH WESTERN RESOURCES LLC

                                 /s/ Jeffry N. Quinn
                                 ----------------------------------------------
                                 By:     Jeffry N. Quinn
                                 Title:  President





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